As filed with the Securities and Exchange Commission on November 15, 2004

                                                     Registration No. 333-______

==============================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                               SPEECHSWITCH, INC.
                 (Name of Small Business Issuer in Its Charter)

          New Jersey                      7373                  20-1862816
 (State or Other Jurisdiction       (Primary Standard        (I.R.S. Employer
      of Incorporation or              Industrial          Identification No.)
         Organization)         Classification Code Number)


                                 750 Highway 34
                            Matawan, New Jersey 07747
                                 (732) 441-7700
                   (Address and telephone number of Principal
               Executive Offices and Principal Place of Business)


                                Jerome R. Mahoney
                                 750 Highway 34
                            Matawan, New Jersey 07747
                                 (732) 441-7700
                     (Name, address and telephone number of
                               agent for service)

                                 with copies to:

                              Scott Rosenblum, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100
                           Telecopier: (212) 715-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                   ----------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                                    Proposed
 Title of Each                      Proposed         Maximum
    Class of      Amount to be       Maximum        Aggregate     Amount of Fee
 Securities to     Registered    Offering Price   Offering Price  Registration
 be Registered                      Per Share          (1)
--------------------------------------------------------------------------------
 Class A Common    10,000,000                      $3,000,000        $380.10
 Stock, no par
     value
--------------------------------------------------------------------------------

(1) The shares included herein are being distributed to the stockholders of iVoice, Inc. No consideration will be received by iVoice, Inc. in consideration of such distribution. Consistent with Rule 457(f)(2), since there is no market for shares being distributed, the filing fee is based on the book value of the spun-off subsidiary's assets.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                 Subject to Completion, Dated November 12, 2004

                               SpeechSwitch, Inc.
                    10,000,000 Shares of Class A Common Stock

      This prospectus relates to the distribution by dividend to all of the stockholders of iVoice, Inc. of up to 10,000,000 shares of SpeechSwitch, Inc. Class A Common Stock (the "Distribution"). SpeechSwitch is not selling any shares of Class A Common Stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by SpeechSwitch.

      SpeechSwitch is currently a wholly-owned subsidiary of iVoice, Inc. and after the Distribution SpeechSwitch will be an independent public company.

      Holders of iVoice common stock, other than affiliates of iVoice, Inc., will receive one share of SpeechSwitch Class A Common Stock for every 874 shares of iVoice common stock that they hold. Holders of less than 874 shares of iVoice common stock will receive one share of SpeechSwitch Class A Common Stock. Following the Distribution, 100% of the outstanding SpeechSwitch Class A Common Stock will be held by non-affiliates of SpeechSwitch or iVoice, Inc. and 100% of the outstanding SpeechSwitch Class B Common Stock (including securities convertible into such shares) will be beneficially owned by affiliates of SpeechSwitch or iVoice, Inc. No such affiliates will receive shares of SpeechSwitch Class A Common Stock in the Distribution.

      You may be required to pay income tax on all or a portion of the value of the shares of SpeechSwitch Class A Common Stock received by you in connection with this Distribution.

      Currently, no public market exists for SpeechSwitch Class A Common
Stock.

      These Securities are speculative and involve a high degree of risk.

      Please refer to "Risk Factors" beginning on page 8.

      No underwriter or person has been engaged to facilitate the Distribution in this offering.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is ___________, 200_.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

PROSPECTUS SUMMARY...........................................................1

SUMMARY OF THE DISTRIBUTION..................................................2

SUMMARY CONSOLIDATED FINANCIAL INFORMATION...................................7

RISK FACTORS.................................................................8

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...................20

USE OF PROCEEDS.............................................................20

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS.....................................................20

OUR BUSINESS................................................................29

SPEECHSWITCH'S MANAGEMENT...................................................35

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................36

PRINCIPAL STOCKHOLDERS......................................................38

DESCRIPTION OF SECURITIES...................................................39

THE DISTRIBUTION............................................................43

FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION.........................48

REASONS FOR FURNISHING THIS DOCUMENT........................................48

RELATIONSHIP BETWEEN IVOICE AND SPEECHSWITCH FOLLOWING THE DISTRIBUTION.....49

WHERE YOU CAN FIND MORE INFORMATION.........................................49

INDEX TO FINANCIAL STATEMENTS..............................................F-1

PART II  INFORMATION NOT REQUIRED IN PROSPECTUS.......................... II-1

                               PROSPECTUS SUMMARY

Overview

      SpeechSwitch, Inc., which we refer to in this prospectus as "SpeechSwitch," "we", "us" or "the Company," was incorporated in New Jersey on November 10, 2004 as a wholly-owned subsidiary of iVoice, Inc.
("iVoice"). While iVoice has been engaged in the speech recognition software and computerized telephony business since 1997, iVoice management seeks to leverage the value of underutilized developed technology and believes that the transition to an independent company will provide SpeechSwitch with greater access to capital. This should provide needed financial resources to potentially penetrate the market and distribute the product. As such, SpeechSwitch's business will be formed from the contribution by iVoice of certain assets and related liabilities on or about the effective date of the registration statement of which this prospectus is a part. In connection with a reorganization of iVoice, immediately prior to the Distribution, iVoice will transfer to SpeechSwitch its lines of business relating to its Speech-Enabled Auto Attendant, Name Dialer and Speech Software Developers Kit (Speech SDK) products, which we refer to collectively in this prospectus as its speech recognition software business, and related liabilities. Following the Distribution, SpeechSwitch will own and operate iVoice's speech recognition software business. Concurrently with the Distribution, iVoice intends to contribute the majority of its remaining business lines into two other new companies and intends to distribute the stock of those two companies to its stockholders. Following the Distribution and the two other distributions, iVoice's operating assets will consist of its iVoiceMail software and its portfolio of patents and patent rights, and its future business development operations will consist of licensing its intellectual property rights. SpeechSwitch will be a development stage company following the Distribution. SpeechSwitch intends to seek to expand its operations through additional sales and marketing activity and the acquisition of additional businesses. These potential acquired additional businesses may be outside the current field of operations of SpeechSwitch. SpeechSwitch may not be able to identify, successfully integrate or profitably manage any such businesses or operations.

      SpeechSwitch intends to continue to develop, market and license the speech recognition line of computerized telephony software relating to the Speech-Enabled Auto Attendant, Name Dialer and Speech SDK products. The Speech-Enabled Auto Attendant is designed to engage callers in a natural language dialog and transfer callers to an extension for the party the caller is trying to reach at any time. Callers can interrupt the auto attendant at any time by barging in on the prompts and simply saying the name of the person, or department they wish to speak to. The Name Dialer product is an automatic phone dialing system that imports contact information for dialing and, in response to the saying by a user of a name included within the imported contact information, places a call for such user to such person. Speech SDK is a tool for software application developers which provides the ability to convert common command and control functions to speech commands.

      On November 5, 2004, iVoice announced its intention to distribute SpeechSwitch Class A Common Stock to its stockholders and to contribute to SpeechSwitch its speech recognition software business upon the effectiveness of required Securities Exchange Commission filings and final approval by the Board of Directors of the terms and conditions of the Distribution.

      Prior to and after the Distribution, members of the Board of Directors of iVoice and SpeechSwitch and management have had and will have a variety of conflicts of interest, as Mr. Jerome Mahoney, the Chairman of the Board of SpeechSwitch, will also continue to serve as the Chairman of the Board and Chief Executive Officer of iVoice. In addition, following the Distribution, Mr. Mahoney will own iVoice shares and have the right to convert $190,000 of indebtedness into 190,000 shares of SpeechSwitch Class B Common Stock which is convertible into an indeterminate number of shares of SpeechSwitch Class A Common Stock. Mr. Mahoney may be deemed to receive personal benefit as a result of the creation of SpeechSwitch and the Distribution. This relationship could create, or appear to create, potential conflicts of interest when SpeechSwitch's directors and management are faced with decisions that could have different implications for SpeechSwitch and iVoice.

                      Why iVoice Sent This Document To You

      iVoice, Inc. sent you this document because you were an owner of iVoice common stock on the record date. This entitles you to receive a distribution of one share of Class A Common Stock of SpeechSwitch, Inc., which is currently a wholly-owned subsidiary of iVoice, for every 874 iVoice shares you owned on that date. No action is required on your part to participate in the Distribution and you do not have to pay cash or other consideration to receive your SpeechSwitch shares.

      This document describes SpeechSwitch's business, the relationship between iVoice and SpeechSwitch, and how this transaction benefits iVoice and its stockholders, and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the shares of SpeechSwitch stock that you will receive in the Distribution. You should be aware of certain risks relating to the Distribution and SpeechSwitch's businesses, which are described in this document beginning on page 8.

About Us

      SpeechSwitch was incorporated in New Jersey on November 10, 2004 as a wholly-owned subsidiary of iVoice, Inc. SpeechSwitch received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology 3, Inc., a Nevada corporation and affiliate of SpeechSwitch. When we refer to or describe any agreement, contract or other written instrument of SpeechSwitch in this prospectus, we are referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology 3 and assigned to SpeechSwitch.

      Our principal office is located at 750 Highway 34, Matawan, New Jersey 07747. Our telephone number is (732) 441-7700.

                           SUMMARY OF THE DISTRIBUTION

Distributing Company        iVoice, Inc., a New Jersey corporation. As used in
                            this prospectus, the term "iVoice" includes iVoice, Inc. and its wholly-owned and majority-owned subsidiaries, other than the Company, as of the relevant date, unless the context otherwise requires.

Distributed Company         SpeechSwitch, Inc., a New Jersey corporation.  As
                            used in this prospectus, the terms "SpeechSwitch", "we", "our", "us" and similar terms mean
                            SpeechSwitch, Inc., as of the relevant date, unless the context otherwise requires.

SpeechSwitch Shares to be   iVoice will distribute to iVoice stockholders an
Distributed                 aggregate of 10,000,000 shares of Class A Common
                            Stock, no par value per share, of SpeechSwitch.
                            Based on approximately _________ iVoice shares outstanding on the Record Date, one share of SpeechSwitch Class A Common Stock will be distributed for approximately every 874 shares of iVoice common stock outstanding on the Record Date, as defined below. SpeechSwitch currently has 100 shares of Class A Common Stock outstanding. A
                            100,000-for-one stock split will be accomplished by means of a stock dividend and will be effectuated immediately prior to the effective date of this registration statement. The shares of SpeechSwitch
                            Class A Common Stock to be distributed will constitute 100% of the SpeechSwitch Class A Common
                            Stock outstanding after the Distribution.
                            Immediately following the Distribution, iVoice and its subsidiaries will not own any shares of SpeechSwitch Class A Common Stock and SpeechSwitch will be an independent public company.

Record Date                 If you own iVoice shares at the close of business
                            on December 1, 2004 (the "Record Date"), then you will receive SpeechSwitch Class A Common Stock in the Distribution. If you own fewer than 874 iVoice shares on the Record Date, then you will receive one share of SpeechSwitch Class A Common Stock.

Distribution Date           We currently anticipate that the Distribution will
                            occur near the effective date of the registration statement. If you are a record holder of iVoice stock, instead of physical stock certificates you will receive from SpeechSwitch's transfer agent shortly after the effective date of the registration statement a statement of your book entry account for the shares of SpeechSwitch Class A Common Stock distributed to you. If you are not a record holder of iVoice stock because such shares are held on your behalf by your stockbroker or other nominee, your SpeechSwitch Class A Common Stock should be credited to your account with your stockbroker or other nominee after the effective date of the registration statement. Following the Distribution, you may request physical stock certificates if you wish, and instructions for making that request will be furnished with your account statement.

Distribution                On the Distribution Date, the distribution agent
                            identified below will begin distributing certificates representing our Class A Common Stock to iVoice stockholders that have requested physical certificates. You will not be required to make any payment or take any other action to receive your shares of our Class A Common Stock. The distributed shares of our Class A Common Stock will be freely transferable unless you are issued shares in respect of restricted shares of iVoice common stock.

Distribution Ratio          iVoice will distribute to iVoice stockholders an
                            aggregate of 10,000,000 shares of Class A Common
                            Stock of SpeechSwitch, based on approximately _____ iVoice shares outstanding on the Record Date.
                            Therefore, for every 874 shares of iVoice common stock that you own of record on December 1, 2004, you will receive one share of SpeechSwitch Class A
                            Common Stock. The Distribution ratio is subject to change depending upon the number of outstanding shares of iVoice common stock on the Record Date.
                            If you own fewer than 874 shares of iVoice common stock, you will receive one share of SpeechSwitch
                            Class A Common Stock in the Distribution. iVoice shareholders are not receiving shares of SpeechSwitch Class A Common Stock on a one-for-one basis because SpeechSwitch's management has determined that a more modest capital structure and fewer outstanding shares of common stock would be more beneficial for stockholders.

Distribution Agent          Fidelity Transfer Company. Their address is 1800
                            South West Temple, Suite 301, Salt Lake City, Utah
                            84115. Their telephone number is (801) 484-7222.

Transfer Agent and          Fidelity Transfer Company. Their address is 1800
Registrar for the           South West Temple, Suite 301, Salt Lake City, Utah
SpeechSwitch Shares         84115. Their telephone number is (801) 484-7222.

Fractional shares of Our    iVoice will not distribute any fractional shares of
Common Stock                SpeechSwitch Class A Common Stock. In lieu of
                            distributing a fraction of a share of our Class A
                            Common Stock to any iVoice stockholder, fractional shares will be rounded up to the next higher whole number of shares.

Trading Market              We anticipate that our Class A Common Stock will be
                            traded on the Over-the-Counter Bulletin Board under the proposed symbol "____." We expect that a market maker will apply for quotation on the Over-the-Counter Bulletin Board on our behalf prior to the Distribution. No public trading market for our Class A Common Stock currently exists. However, a trading market for the entitlement to receive shares of our Class

                            A Common Stock in the distribution, referred to as a when-issued market, may develop on or after the Record Date for the distribution.

Dividend Policy             iVoice has not paid cash dividends in the past, and
                            we anticipate that following the Distribution neither SpeechSwitch nor iVoice will pay cash dividends. However, no formal action has been taken with respect to future dividends, and the declaration and payment of dividends by SpeechSwitch and iVoice will be at the sole discretion of their respective boards of directors.

Risk Factors                The distribution and ownership of our Class A
                            Common Stock involve various risks. You should read carefully the factors discussed under "Risk
                            Factors" beginning on page 8. Several of the most significant risks of the Distribution include:

                            o The Distribution may cause the trading price of iVoice Common Stock to decline.

                            o Substantial sales of shares of SpeechSwitch Class A Common Stock may have an adverse impact on the trading price of our Class A Common Stock.

                            o There has not been a prior trading market for SpeechSwitch Class A Common Stock and a trading market for our Class A Common Stock may not develop.

                            o The Distribution of SpeechSwitch Class A Common Stock may result in tax liability to you.

Federal Income Tax          iVoice and SpeechSwitch do not intend for the
Consequences                Distribution to be tax-free for U.S. federal income
                            tax purposes. You will be required to pay income tax on the value of your shares of SpeechSwitch
                            Class A Common Stock received to the extent of our current or accumulated earnings and profits. You are advised to consult your own tax advisor as to the specific tax consequences of the Distribution.

Our Relationship With       Prior to the Distribution, iVoice and SpeechSwitch
iVoice After the            have entered or will enter into agreements to
Distribution                transfer to SpeechSwitch selected assets and
                            liabilities of iVoice related to SpeechSwitch's business and to make arrangements for the Distribution. iVoice and SpeechSwitch have entered into an administrative services agreement for the temporary provision of certain services by iVoice to SpeechSwitch. This agreement will terminate upon completion of the Distribution.
                            Following completion of the Distribution and termination of the administrative services agreement, we expect that SpeechSwitch will operate on a completely stand-alone basis from iVoice and there will be no business or operating relationship between iVoice and SpeechSwitch. However, following the Distribution, iVoice will own 120 shares of SpeechSwitch Series A 5% Convertible Preferred
                            Stock. See "Certain Relationships and Related
                            Transactions." In addition, after the Distribution, we anticipate that one of SpeechSwitch's two directors will also be a director of iVoice. After the Distribution, any arrangements with iVoice that may occur will not be deemed to be on an "arms-length" basis because of the relationships between the boards of directors and executive officers of SpeechSwitch and iVoice, but we will seek to establish terms and conditions at least as favorable as those that could be obtained from an independent third party.

Board of Directors of       After the Distribution, SpeechSwitch is expected to
SpeechSwitch                have an initial board of two directors. The initial
                            directors will serve one-year terms. Jerome R.
                            Mahoney and Bruce R. Knef have been identified to serve on the initial board. Jerome R. Mahoney expects to remain on iVoice's board following the Distribution Date.

Management of SpeechSwitch  Mr. Mahoney will serve as Chairman of the Board of
                            SpeechSwitch and will continue to serve as Chairman of the Board and Chief Executive Officer of iVoice, and Mr. Knef will serve as President and Chief Executive Officer of SpeechSwitch. Mr. Mahoney will not provide services to SpeechSwitch on a full-time basis; Bruce Knef will devote substantially all of his time to SpeechSwitch.

Conflicts of Interest       After the Distribution, Mr. Mahoney, the Chairman
                            of the Board of SpeechSwitch, will continue to serve as the Chairman of the Board and Chief
                            Executive Officer of iVoice. Further, Mr. Mahoney will own both iVoice shares and have the right to convert $190,000 of indebtedness into 190,000 shares of SpeechSwitch Class B Common Stock which is convertible into an indeterminate number of shares of SpeechSwitch Class A Common Stock. Mr.
                            Mahoney may be deemed to receive personal benefit as a result of the creation of SpeechSwitch and the Distribution. This relationship could create, or appear to create, potential conflicts of interest when SpeechSwitch's directors and management are faced with decisions that have different implications for SpeechSwitch and iVoice, such as potential business acquisitions to be made by SpeechSwitch or disputes arising out of any agreements between the two companies. SpeechSwitch does not have any formal procedure in place for resolving such conflicts of interest which may arise in the future. After the Distribution, iVoice will own shares of SpeechSwitch
                            Series A 5% Convertible Preferred Stock. In some circumstances, such as in the event of a sale of SpeechSwitch, iVoice could have interests that are different from the Company's or yours.

Certain Anti-Takeover       Some of the provisions of SpeechSwitch's
Effects                     certificate of incorporation and bylaws may have
                            the effect of making the acquisition of control of SpeechSwitch in a transaction not approved by SpeechSwitch's board of directors more difficult.

Stockholder Inquiries       Any persons having inquiries relating to the
                            Distribution should contact the Shareholder
                            Services department of the distribution agent at
                            (801) 484-7222 or SpeechSwitch, in writing at SpeechSwitch, Inc., 750 Highway 34, Matawan, NJ
                            07747 Attention: Investor Relations, or by email at information@ivoice.com, or by telephone at (732)
                            441-7700.


                                  SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                             For the Nine    For the Nine    For the Year   For the Year
                                             Months Ended    Months Ended      Ended           Ended
                                              September       September       December        December
                                              30, 2004        30, 2003        31, 2003        31, 2002
                                             ------------    ------------    ------------    -----------
Statement of Operation Data:
--------------------------------------------------------------------------------------------------------
Sales                                        $  79,305       $ 103,214       $ 130,725       $ 256,267
--------------------------------------------------------------------------------------------------------
Cost of sales                                   30,293          39,168          52,974          66,023
--------------------------------------------------------------------------------------------------------
Gross profit                                    49,012          64,046          77,751         190,244
--------------------------------------------------------------------------------------------------------
Selling, general, and
   administrative expenses                     359,671         259,124         373,307         857,777
--------------------------------------------------------------------------------------------------------
Loss from operations                          (310,659)       (195,078)       (295,556)       (667,533)
--------------------------------------------------------------------------------------------------------
Net Loss                                      (647,960)       (282,762)       (444,782)       (770,223)
--------------------------------------------------------------------------------------------------------

                                                         September 30, 2004    December 31, 2003
                                                         ------------------    ------------------
Balance Sheet Data:
--------------------------------------------------------------------------------------------------------
Current Assets                                               $ 481,402             $   7,239
--------------------------------------------------------------------------------------------------------
Intangibles                                                    140,000                   --
--------------------------------------------------------------------------------------------------------
Liabilities                                                    405,583                 2,659
--------------------------------------------------------------------------------------------------------
Stockholders' equity (deficiency)                               93,067                28,580
--------------------------------------------------------------------------------------------------------

                                  RISK FACTORS

      You should carefully consider each of the following risk factors and all of the other information in this information statement. The following risks relate principally to the Distribution and SpeechSwitch's business.

      If any of the following risks and uncertainties develops into actual events, the business, financial condition or results of operations of SpeechSwitch could be materially adversely affected. If that happens, the trading prices of SpeechSwitch shares could decline significantly.

      The risk factors below contain forward-looking statements regarding the Distribution and SpeechSwitch. Actual results could differ materially from those set forth in the forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Statements" below.

Risks Related to Our Business

SpeechSwitch will face many of the difficulties that companies in the early stage may face.

      As a result of the Company's limited operating history, the currently difficult economic conditions of the telecommunications marketplace, government restrictions on telemarketing activities and the emerging nature of the speech recognition software industry, it may be difficult for you to assess our growth and earnings potential. The Company believes that due primarily to the relatively brief time its Speech-Enabled Auto Attendant, Name Dialer and Speech SDK products have been available to the general public, there has not yet been developed, implemented and demonstrated a commercially viable business model from which to successfully operate any form of business that relies on the products and services that we intend to market, sell, and distribute. Therefore, we have faced many of the difficulties that companies in the early stages of their development in new and evolving markets often face. These have included, among others:

      o Substantial delays and expenses related to testing and development of our new products;

      o Marketing and distribution problems encountered in connection with our new and existing products and technologies;

      o     Competition from larger and more established companies;

      o     Delays in reaching our marketing goals;

      o Difficulty recruiting qualified employees for management and other positions;

      o     Lack of sufficient customers, revenues and cash flow; and

      o     Limited financial resources.

      We may continue to face these and other difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these problems, our future growth and earnings will be negatively affected.

SpeechSwitch has no operating history as an independent public company and may be unable to operate profitably as a stand-alone company.

      Although iVoice has operated as a reporting public company since 2000 and has sold computerized telephony software since 1997, SpeechSwitch does not have an operating history as an independent public company. Historically, since the businesses that comprise each of SpeechSwitch and iVoice have been under one ultimate parent, they have been able to rely, to some degree, on the earnings, assets, and cash flow of each other for capital requirements. After the Distribution, SpeechSwitch will be able to rely only on the speech recognition software business for such requirements. The speech recognition software business has operated at a loss in the past for iVoice, and as an independent company such losses may continue or increase. Additionally, SpeechSwitch's business has relied on iVoice for financial, administrative and managerial expertise in conducting its operations. Following the Distribution, SpeechSwitch will maintain its own credit and banking relationships and perform its own financial and investor relations functions. SpeechSwitch may not be able to successfully put in place the financial, administrative and managerial structure necessary to operate as an independent public company, and the development of such structure will require a significant amount of management's time and other resources.

iVoice's operations demonstrate a history of net losses and cash flow shortfalls and SpeechSwitch's likely will as well.

      iVoice, of which SpeechSwitch was a part, has incurred recurring operating losses and has a working capital deficiency. iVoice used cash in operations of approximately $1,142,000 and $352,000 during the years ended December 31, 2003 and 2002, respectively, and has a history of net losses. iVoice had a cash balance of approximately $4,500,000 and $560,000 at December 31, 2003 and 2002, respectively, and current assets exceeded current liabilities by approximately $3,200,000 at December 31, 2003 and current liabilities exceeded current assets by approximately $720,000 at December 31, 2002. iVoice had stockholders' equity of approximately $3,400,000 at December 31, 2003 and a stockholders' deficit of approximately $382,000 at December 31, 2002. iVoice has been and may, in the future, be dependent upon outside and related party financing to develop and market their software products, perform their business development activities, and provide for ongoing working capital requirements. During the year ended December 31, 2003, substantially all of this financing has been provided by Cornell Capital Partners. There can be no assurance that SpeechSwitch will have operations separately that fare any better than those of iVoice.

SpeechSwitch has received a going concern opinion from its independent auditors that describes the uncertainty regarding its ability to continue as a going concern.

      SpeechSwitch has received a report from its independent auditors for the fiscal year ended December 31, 2003 containing an explanatory paragraph that describes the uncertainty regarding the Company's ability to continue as a going concern due to its historical negative cash flow and because, as of the date of the auditors' opinion, the Company did not have access to sufficient committed capital to meet its projected operating needs for at least the next 12 months.

      There can be no assurance that management's plans will be successful, and other unforeseeable actions may become necessary. Any inability to raise capital may require us to reduce the level of our operations. Such actions could have a material adverse effect on our business and operations and result in charges that could be material to our business and results of operations.

SpeechSwitch's future revenue and operating results are unpredictable and may fluctuate.

      Our short operating history and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast our revenues and operating results. Our operating results are unpredictable and we expect them to fluctuate in the future due to a number of factors. These factors may include, among others:

      o the timing of sales of our products and services, particularly in light of our minimal sales history;

      o     difficulty in keeping current with changing technologies;

      o unexpected delays in introducing new products, new product features and services;

      o increased expenses, whether related to sales and marketing, product development or administration;

      o deferral of recognition of our revenue in accordance with applicable accounting principles due to the time required to complete projects;

      o     the mix of product license and services revenue; and

      o     costs related to possible acquisitions of technology or businesses.

iVoice's earnings and stock price will be subject to significant fluctuations.

      Due to the factors noted in this prospectus, our earnings and stock price will be subject to significant volatility, particularly on a quarterly basis. iVoice has previously experienced shortfalls in revenue and earnings from levels expected by investors, which have had an immediate and material adverse effect on the trading price of its common stock. This may occur for SpeechSwitch in the future.

If either iVoice or SpeechSwitch lose the services of any key personnel, including our chief executive officer or our directors, our business may suffer.

      We are dependent on our key officers and directors, including Jerome R. Mahoney and Bruce R. Knef, our Chairman of the Board and our President and Chief Executive Officer, respectively, and our key employees in our finance, technology, sales and marketing operations. The loss of any of our key personnel could materially harm our business because of the cost and time necessary to retain and train a replacement. Such a loss would also divert management attention away from operational issues. To minimize the effects of such loss, both of iVoice and

SpeechSwitch have entered into employment contracts with Jerome Mahoney and SpeechSwitch has entered into an employment contract with Bruce Knef. However, Mr. Knef's employment agreement has a term of only one year.

Our potential future business acquisitions may be unpredictable and may cause our business to suffer.

      SpeechSwitch intends to seek to expand its operations through the acquisition of additional businesses. These potential acquired additional businesses may be outside the current field of operations of SpeechSwitch. SpeechSwitch may not be able to identify, successfully integrate or profitably manage any such businesses or operations. The proposed expansion may involve a number of special risks, including possible adverse effects on SpeechSwitch's operating results, diversion of management attention, inability to retain key personnel, risks associated with unanticipated events and the financial statement effect of potential impairment of acquired intangible assets, any of which could have a materially adverse effect on SpeechSwitch's business, financial condition and results of operations. In addition, if competition for acquisition candidates or assumed operations were to increase, the cost of acquiring businesses or assuming customers' operations could increase materially. The inability of SpeechSwitch to implement and manage its expansion strategy successfully may have a material adverse effect on the business and future prospects of SpeechSwitch. Furthermore, through the acquisition of additional businesses, SpeechSwitch may effect a business acquisition with a target business which may be financially unstable, under-managed, or in its early stages of development or growth. While SpeechSwitch may, under certain circumstances, seek to effect business acquisitions with more than one target business, as a result of its limited resources, SpeechSwitch, in all likelihood, will have the ability to effect only a single business acquisition at one time.

Members of SpeechSwitch's Board of Directors and management may have conflicts of interest after the Distribution; SpeechSwitch does not have any formal procedure for resolving conflicts in the future.

      After the Distribution, Mr. Mahoney, a member of the board of directors, will own iVoice shares and have the right to convert $190,000 of indebtedness into 190,000 shares of SpeechSwitch Class B Common Stock which are convertible into an indeterminate number of shares of SpeechSwitch Class A Common Stock. In addition, following the Distribution, we anticipate that Mr. Mahoney, the Chairman of the Board of SpeechSwitch will also continue to serve as the Chairman of the Board and Chief Executive Officer of iVoice. These relationships could create, or appear to create, potential conflicts of interest when SpeechSwitch's directors and management are faced with decisions that could have different implications for SpeechSwitch and iVoice. Examples of these types of decisions might include decisions relating to the potential business acquisitions made by SpeechSwitch or the resolution of disputes arising out of the agreements governing the relationship between iVoice and SpeechSwitch following the Distribution. Also, the appearance of conflicts, even if such conflicts do not materialize, might adversely affect the public's perception of SpeechSwitch following the Distribution. Furthermore, SpeechSwitch does not have any formal procedure for resolving such conflicts of interest should they arise following the Distribution.

      In addition, after the Distribution, iVoice will own shares of SpeechSwitch Series A 5% Convertible Preferred Stock. In some circumstances, such as in the event of a sale of SpeechSwitch, iVoice could have interests that are different from the Company's or yours.

SpeechSwitch's industry is characterized by rapid technological change and failure to adapt our product development to these changes may cause our products to become obsolete.

      We participate in a highly dynamic industry characterized by rapid change and uncertainty relating to new and emerging technologies and markets. Future technology or market changes may cause some of our products to become obsolete more quickly than expected.

SpeechSwitch stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire businesses.

      If working capital or future acquisitions are financed through the issuance of equity securities, such as through the Standby Equity Distribution Agreement with Cornell Capital Partners, LP (see "Certain Relationships and Related Transactions" beginning on page 36), SpeechSwitch stockholders would experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of the SpeechSwitch Class A Common Stock. Further, the conversion of outstanding debt obligations into equity securities could have a dilutive effect on SpeechSwitch shareholders.

The trend toward consolidation in SpeechSwitch's industry may impede its ability to compete effectively.

      As consolidation in the software industry continues, fewer companies dominate particular markets, changing the nature of the market and potentially providing consumers with fewer choices. Also, many of these companies offer a broader range of products than us, ranging from desktop to enterprise solutions. We may not be able to compete effectively against these competitors. Furthermore, we may use strategic acquisitions, as necessary, to acquire technology, people and products for our overall product strategy. The trend toward consolidation in our industry may result in increased competition in acquiring these technologies, people or products, resulting in increased acquisition costs or the inability to acquire the desired technologies, people or products. Any of these changes may have a significant adverse effect on our future revenues and operating results.

SpeechSwitch faces intense price-based competition for licensing of its products which could reduce profit margins.

      Price competition is often intense in the software market, especially for computerized telephony software products. Many of our competitors have significantly reduced the price of their products. Price competition may continue to increase and become even more significant in the future, resulting in reduced profit margins.

SpeechSwitch may be unsuccessful in adapting to changes in the dynamic technological environment of telecommunications in a timely manner.

      Critical issues concerning the commercial use of telecommunications, including security, reliability, cost, ease of use, accessibility, quality of service or potential tax or other government regulation, remain unresolved and may affect the use of telecommunications as a medium to distribute or support our software products and the functionality of some of our products. If we are unsuccessful in timely assimilating changes in the telecommunications environment into our business operations and product development efforts, our future net revenues and operating results could be adversely effected.

SpeechSwitch may be unsuccessful in developing new distribution channels.

      Due to our limited operating history, we currently offer products directly to end-users and through dealer and reseller channels established by iVoice. We may not be able to effectively develop our own network of resellers to distribute our software products. We may also be unsuccessful in utilizing rapidly evolving distribution and marketing technologies to develop these distribution channels. The adoption of new channels may adversely impact existing channels and/or product pricing, which may reduce our future revenues and profitability.

Product returns may exceed established reserves and affect SpeechSwitch's revenues.

      Product returns can occur when we introduce upgrades and new versions of products or when distributors or retailers have excess inventories. Our return policy allows distributors, subject to various limitations, to return products in exchange for new products or for credit towards future products. End users may return our products through dealers and distributors within a reasonable period from the date of license for a full refund. In addition, retailers may return older versions of our products. We estimate and maintain reserves for product returns. However, future returns could exceed the reserves we have established, which could have a material adverse effect on our operating results.

SpeechSwitch may depend on distribution by resellers and distributors for a significant portion of revenues.

      We may distribute some of our products through resellers and distributors. To effectively do so, we must establish and maintain good working relationships with resellers and distributors. No such relationships currently exist. If we are unsuccessful in establishing and maintaining relationships with resellers and distributors, or if these resellers and distributors are unsuccessful in reselling our products, our future net revenues and operating results may be adversely affected.

The results of SpeechSwitch's research and development efforts are uncertain.

      We believe that we will need to make research and development expenditures to create new uses and new features to our products to remain competitive. While we perform usability and beta testing of new products, the products we are currently developing or may develop in the future may not be technologically successful. If they are not technologically successful, our resulting products may not achieve market acceptance and our products may not compete effectively with products of our competitors currently in the market or introduced in the future.

The greater than expected length of the product development cycle may adversely affect our future revenues.

      The length of our product development cycle has generally been greater than we originally expected. We are likely to experience delays in future product development. These delays could have a material adverse effect on the amount and timing of future revenues.

If SpeechSwitch must restructure its operations, valuable resources will be diverted from other business objectives.

      We intend to continually evaluate our product and corporate strategy. We have in the past undertaken, and will in the future undertake, organizational changes and/or product and marketing strategy modifications. These organizational changes increase the risk that objectives will not be met due to the allocation of valuable limited resources to implement changes. Further, due to the uncertain nature of any of these undertakings, these efforts may not be successful and we may not realize any benefit from these efforts.

SpeechSwitch must attract and retain personnel while competition for personnel in this industry is intense.

      We believe that our future success will depend in part on our ability to recruit and retain highly skilled management, sales and marketing and technical personnel. Competition in recruiting personnel in the software industry is intense. To accomplish this, we believe that we must provide personnel with a competitive compensation package, including stock options, which may require ongoing stockholder approval. Failure to provide a competitive compensation package may adversely affect our ability to attract and retain highly qualified personnel.

Potential software defects and product liability could result in delays in market acceptance, unexpected costs and diminished operating results.

      Software products frequently contain errors or defects, especially when first introduced or when new versions or enhancements are released. Defects and errors could be found in current versions of our products, future upgrades to current products or newly developed and released products. Software defects could result in delays in market acceptance or unexpected reprogramming costs, which could materially adversely affect our operating results. Most of our license agreements with customers contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that these provisions limiting our liability may not be valid as a result of federal, state, local or foreign laws or ordinances or unfavorable judicial decisions. A successful product liability claim may have a material adverse effect on our business, operating results and financial condition.

SpeechSwitch relies on third party technologies which may not support SpeechSwitch products.

      Our software products are designed to run on the Microsoft(R) Windows(R) operating system and with industry standard hardware. Although we believe that the operating systems and necessary hardware are and will be widely utilized by businesses in the corporate market, businesses may not actually adopt such technologies as anticipated or may in the future migrate to other computing technologies that we do not support. Moreover, if our products and technology are not compatible with new developments from industry leaders such as Microsoft, our business, results of operations and financial condition could be materially and adversely affected.

SpeechSwitch faces aggressive competition in many areas of the business, and the business will be harmed if SpeechSwitch fails to compete effectively.

      We encounter aggressive competition from numerous competitors in many areas of our business. Many of our current and potential competitors have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than we have. We may not be able to compete effectively with these competitors. To remain competitive, we must develop new products and periodically enhance our existing products in a timely manner. We anticipate that we may have to adjust the prices of many of our products to stay competitive. In addition, new competitors may emerge, and entire product lines may be threatened by new technologies or market trends that reduce the value of these product lines. The market in which we compete is influenced by the strategic direction of major computer hardware manufacturers and operating system software providers. Our competitiveness depends on our ability to enhance existing products and to offer successful new products on a timely basis. We have limited resources and must restrict product development efforts to a relatively small number of projects.

We may not be able to access sufficient funds when needed.

      We are dependent on external financing to fund our operations. Our financing needs are expected to be provided, in large part, from an equity line of credit of up to $10.0 million under a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." No assurances can be given that such financing will be available in sufficient amounts or at all when needed.

Quarterly financial results are subject to significant fluctuations which could cause SpeechSwitch's stock price to decline.

      We expect that we will be subject to substantial fluctuations in quarterly net revenues and operating results. Fluctuations may be caused by a number of factors including, but not limited to, the following:

      o the timing and volume of customer orders, customer cancellations, and reductions in orders by our distributors;

      o     the timing and amount of our expenses;

      o the introduction of competitive products by existing or new competitors;

      o     reduced demand for any given product;

      o seasonality in the end-of-period buying patterns of foreign and domestic software markets; and

      o     the market's transition between operating systems.

      Due to these factors, forecasts may not be achieved, either because expected revenues do not occur or because they occur at lower prices or on terms that are less favorable to us. In addition, these factors increase the chances that our results could diverge from the expectations of investors and analysts. If so, the market price of our stock would likely decline.

SpeechSwitch's management team is new and its working relationships are untested.

      We have only recently assembled our management team as part of the Distribution and changes in our operating structure. The members of our management team have not worked with each other in the past and at this time we cannot assess the effectiveness of their working relationship. As a result, we may be unable to effectively develop and sell our software products and SpeechSwitch, as a business, may fail.

SpeechSwitch relies on intellectual property and proprietary rights which may not remain unique to SpeechSwitch.

      We regard our software as proprietary and underlying technology as proprietary. We seek to protect our proprietary rights through a combination of confidentiality agreements and copyright, patent, trademark and trade secret laws.

      We have obtained 2 patents and have 2 pending patent applications on our proprietary technology that we believe to be material to our future success and may obtain additional patents in the future. Our existing and future patents, if any, may be successfully challenged and may not provide us with any competitive advantages. Although we have obtained patents and have pending patent applications, we may not be able to continue to develop proprietary products or technologies that are patentable and other parties may have prior claims. Furthermore, the laws of some foreign countries do not offer the same level of protection of our proprietary rights as do the laws of the United States.

      Patent, trademark and trade secret protection is important to us because developing and marketing new technologies and products is time-consuming and expensive. Although we have obtained 2 U.S. patents, we do not own any foreign patents or registered intellectual property. We may not be able to obtain additional issued patents or other protection from any future patent applications owned by or licensed to us.

      Our competitive position is also dependent upon unpatented trade secrets. Trade secrets are difficult to protect. Our competitors may independently develop proprietary information and techniques that are substantially equivalent to ours or otherwise gain access to our trade secrets, such as through unauthorized or inadvertent disclosure of our trade secrets.

      There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology substantially equivalent or superseding proprietary technology. Furthermore, there can be no assurance that any confidentiality agreements between us and our employees will provide meaningful protection of our proprietary information, in the event of any unauthorized use or disclosure thereof. As a consequence, any legal action that we may bring to protect proprietary information could be expensive and may distract management from day-to-day operations.

SpeechSwitch may become involved in future litigation, which may result in substantial expense and may divert our attention from the implementation of our business strategy.

      We believe that the success of our business depends, in part, on obtaining intellectual property protection for our products, defending our intellectual property once obtained and preserving our trade secrets. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets and to determine the validity and scope of our proprietary rights. Any litigation could result in substantial expense and diversion of our attention from our business, and may not adequately protect our intellectual property rights.

      In addition, we may be sued by third parties which claim that our products infringe the intellectual property rights of others. This risk is exacerbated by the fact that the validity and breadth of claims covered in technology patents involve complex legal and factual questions for which important legal principles are unresolved. Any litigation or claims against us, whether valid or not, could result in substantial costs, place a significant strain on our financial resources, divert management resources and harm our reputation. Such claims could result in awards of substantial damages, which could have a material adverse impact on our results of operations. In addition, intellectual property litigation or claims could force us to:

      o cease licensing, incorporating or using any of our products that incorporate the challenged intellectual property, which would adversely effect our revenue;

      o obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, if at all; and

      o     redesign our products, which would be costly and time-consuming.

SpeechSwitch may incur increased expenses after the administrative services agreement with iVoice is terminated.

      In connection with its spin-off, SpeechSwitch has entered into an administrative services agreement with iVoice. Under this agreement, iVoice is providing SpeechSwitch with services in such areas as inventory purchasing, material and inventory control, employee benefits administration, payroll, financial accounting and reporting, and other areas where SpeechSwitch needs assistance and support. The agreement will terminate upon completion of the Distribution. Upon termination of the agreement, SpeechSwitch will be required to obtain such services from a third party or increase its headcount to provide such services. This could be more expensive than the fees which SpeechSwitch has been required to pay under the administrative services agreement.

Risks Relating to the Distribution

The Distribution of SpeechSwitch Class A Common Stock may result in substantial tax liability.

      You will be required to pay income tax on the value of your shares of SpeechSwitch Class A Common Stock received to the extent of our current or accumulated earnings and profits. Any excess will be treated as a tax-free return of capital and thereafter as capital gain. You are advised to consult your own tax advisor as to the specific tax consequences of the Distribution.

The Distribution may cause the trading price of iVoice Common Stock to decline.

      Following the Distribution, iVoice expects that its common stock will continue to be listed and traded on the Over-the-Counter Bulletin Board under the symbol "IVOC." Following the Distribution and the intended distributions of the two other new subsidiaries of iVoice to the iVoice stockholders, iVoice's operating assets will consist of its portfolio of patents and patent rights, and its future business development operations will consist of licensing its intellectual property rights. A trading market may not continue for the shares of iVoice common stock or ever develop for the SpeechSwitch Class A Common Stock. As a result of the Distribution, the trading price of iVoice common stock immediately following the Distribution may be substantially lower than the trading price of iVoice common stock immediately prior to the Distribution.

      The combined trading prices of iVoice common stock and the SpeechSwitch Class A Common Stock after the Distribution may be less than the trading price of iVoice common stock immediately prior to the Distribution. Further, the combined trading prices of iVoice common stock, the SpeechSwitch Class A Common Stock and the common stock of each of the two other new companies being distributed to iVoice stockholders after the Distribution and the two other distributions may be less than the trading price of iVoice common stock immediately prior to these distributions.

Substantial sales of shares of SpeechSwitch Class A Common Stock may have an adverse impact on the trading price of the SpeechSwitch Class A Common Stock.

      After the Distribution, some SpeechSwitch stockholders may decide that they do not want shares in a company consisting of the speech recognition software business operations, and may sell their SpeechSwitch common stock following the Distribution.

      Based on the number of shares of iVoice common stock anticipated to be outstanding on the Record Date, iVoice will distribute to iVoice stockholders a total of approximately 10,000,000 shares of SpeechSwitch Class A Common Stock. Under the United States federal securities laws, substantially all of these shares may be resold immediately in the public market, except for (1) shares of SpeechSwitch Class A Common Stock held by affiliates of SpeechSwitch or (2) shares which are issued in respect of restricted shares of iVoice common stock. SpeechSwitch cannot predict whether stockholders will resell large numbers of shares of SpeechSwitch Class A Common Stock in the public market following the Distribution or how quickly they may resell these shares of SpeechSwitch Class A Common Stock. If SpeechSwitch stockholders sell large numbers of shares of SpeechSwitch Class A Common Stock over a short period of time, or if investors anticipate large sales of shares of SpeechSwitch Class A Common Stock over a short period of time, this could adversely affect the trading price of the SpeechSwitch Class A Common Stock.

There has not been any prior trading market for the SpeechSwitch Class A Common Stock and a trading market for the SpeechSwitch Class A Common Stock may not develop.

      There is no current trading market for the SpeechSwitch Class A Common Stock, although a when-issued trading market may develop prior to completion of the Distribution. We anticipate that the SpeechSwitch Class A Common Stock will be listed on the Over-the-Counter Bulletin Board under the proposed symbol "___."

      Shares of SpeechSwitch Class A Common Stock may not be actively traded or the prices at which the SpeechSwitch Class A Common Stock will trade may be low. Some of the iVoice stockholders who receive SpeechSwitch Class A Common Stock may decide that they do not want shares in a company consisting of the speech recognition software business, and may sell their shares of SpeechSwitch Class A Common Stock following the Distribution. This may delay the development of an orderly trading market in SpeechSwitch Class A Common Stock for a period of time following the Distribution. Until the shares of SpeechSwitch Class A Common Stock are fully distributed and an orderly market develops, the prices at which the SpeechSwitch Class A Common Stock trade may fluctuate significantly and may be lower than the price that would be expected for a fully distributed issue. Prices for SpeechSwitch Class A Common Stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, SpeechSwitch's results of operations, what investors think of SpeechSwitch and the speech recognition software industry, changes in economic conditions in the speech recognition software industry, and general economic and market conditions. Market fluctuations could have a material adverse impact on the trading price of the SpeechSwitch Class A Common Stock.

Stockholders will experience significant dilution from our sale of shares under our equity line of credit.

      Under its Standby Equity Distribution Agreement, SpeechSwitch may issue and sell to Cornell Capital Partners shares of its Class A Common Stock for a total purchase price of up to $10.0 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." The sale of shares under this equity line of credit will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our Class A Common Stock could decline. In addition, if our stock price declines, in order to receive a given advance, we will need to issue a greater number of shares of Class A Common Stock under the Standby Equity Distribution Agreement. If our stock price is lower, then SpeechSwitch stockholders would experience greater dilution.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      Information included in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and "Our Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                                 USE OF PROCEEDS

      SpeechSwitch will receive no proceeds from the distribution of securities in this Distribution.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

      You should read the following discussion in conjunction with our audited financial statements and related notes included elsewhere in this prospectus. Our fiscal year currently ends on December 31, and each of our fiscal quarters ends on the final day of a calendar quarter (each March 31, June 30 and September 30). The following discussion contains forward-looking statements. Please see "Cautionary Statement Regarding Forward-Looking Statements" for a discussion of uncertainties, risks and assumptions associated with these statements.

Separation From iVoice

      SpeechSwitch was incorporated under the laws of the State of New Jersey on November 10, 2004, as a wholly-owned subsidiary of iVoice. SpeechSwitch will have no material assets or activities until the contribution of the speech recognition software business described in this prospectus. After the Distribution, SpeechSwitch will be an independent public company, with iVoice having no continuing ownership interest in SpeechSwitch.

      SpeechSwitch received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology 3, Inc., a Nevada corporation and affiliate of SpeechSwitch.

When we refer to or describe any agreement, contract or other written instrument of SpeechSwitch in this prospectus, we are referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology 3 and assigned to SpeechSwitch.

      SpeechSwitch's financial statements have been prepared in accordance with accounting principles generally accepted in the United States, and reflect the historical financial position, results of operations, and cash flows of the business to be transferred to SpeechSwitch from iVoice as part of the Distribution. The financial information included in this prospectus, however, is not necessarily indicative of what SpeechSwitch's results of operations or financial position would have been had it operated as an independent company during the periods presented, nor is it necessarily indicative of its future performance as an independent company.

      SpeechSwitch will operate the speech recognition software business. This business has historically operated as a non-reportable segment of iVoice due to its low sales volume and business activity relative to its other business activities. Even if SpeechSwitch was to operate the speech recognition software business on a stand alone basis, management is uncertain that sufficient cash to sustain its operations will be generated in the next twelve months, or beyond, by the sales activity of the speech recognition software business. SpeechSwitch intends to use a portion of the proceeds from any financing arrangements, on sales and marketing efforts for its speech recognition software products. It is unclear whether such efforts will result in a reasonably successful operating business due to iVoice's previous lack of sales and marketing efforts on its speech recognition software products, SpeechSwitch's lack of operating history, the current economic environment and, more specifically, the uncertainty of the telecommunications market.

      Upon effectiveness of the registration statement of which this prospectus is a part, SpeechSwitch will be allocated the iVoice corporate assets, liabilities and expenses related to the speech recognition software business based on an estimate of the proportion of such amounts allocable to SpeechSwitch, utilizing such factors as total revenues, employee headcount and other relevant factors. SpeechSwitch believes that these allocations have been made on a reasonable basis. SpeechSwitch believes that all costs allocated to SpeechSwitch are a reasonable representation of the costs that SpeechSwitch would have incurred if SpeechSwitch had performed these functions as a stand-alone company.

      In conjunction with the separation of the speech recognition software business from iVoice, SpeechSwitch entered into a temporary administrative services agreement with iVoice. This agreement will terminate upon the completion of the Distribution. See "Relationship Between iVoice and SpeechSwitch Following the Distribution" for a description of this administrative services agreement. Following the Distribution, SpeechSwitch will operate on a completely stand-alone basis from iVoice.

      iVoice announced on November 5, 2004 its intention to distribute our shares to its stockholders upon effectiveness of required Securities and Exchange Commission filings, including this registration statement.

Results of Operations for the Nine Months Ended September 30, 2004 as Compared with the Nine Months Ended September 30, 2003

      All revenues reported by SpeechSwitch are derived from the license of our speech recognition software products. Total revenues for the nine months ended September 30, 2004 and September 30, 2003 were $79,305 and $103,214 respectively. The speech recognition software business has only operated as a division of iVoice and has never operated on a stand-alone basis. The low sales volume of the speech recognition software business is attributable to the minimal resources made available by iVoice for the sales and marketing of the speech recognition software products. Management feels that the sales of the speech recognition software products may increase as greater financial and operational resources are made available for the sales and marketing of the products.

      Gross margin for the nine months ended September 30, 2004 and September 30, 2003 was $49,012 and $64,048, respectively. In an attempt to garner increased market share, SpeechSwitch implemented a strategy of reducing the prices at which it sold its products to end-users, dealers, and resellers. In addition, SpeechSwitch also offered demonstration units for free to selected dealers and value added resellers.

      Total operating expenses increased to $359,671 for the nine months ended September 30, 2004 from $259,124 for the nine months ended September 30, 2003, an increase of $100,547. This increase in the current year nine-month period is attributable to increased general and administrative expenses.

      As of September 30, 2004, SpeechSwitch had 4 employees, 3 of whom are full-time and 1 of whom is part-time. SpeechSwitch is pursuing additions to its sales and management staff, which will increase operating expenditures for payroll and related benefit costs in future quarters.

      The loss from operations for the nine months ended September 30, 2004 was $(647,960) compared to $(282,762) for the nine months ended September 30, 2003, an increase of $365,198. As discussed above, the changes in operations result from increased general and administrative expenses.

      Other expenses for the nine months ended September 30, 2004 were $337,301 as compared to $203,301 for the nine-month period ending September 30, 2003, an increase of $134,000. During the current year nine-month period, SpeechSwitch recorded interest expense on and $40,000 in fees related to the issuance of $400,000 in 5% secured convertible debentures. In future periods, SpeechSwitch will incur significant additional expenses related to its financings. Such expenses will include interest expense and charges for the beneficial conversion feature of its convertible debentures. Additionally, the Company will also incur charges for the market discount provided pursuant to its Standby Equity Distribution Agreement with Cornell Capital Partners, L.P.

Results of Operations for Year Ended December 31, 2003, as Compared with the Year Ended December 31, 2002.

      Revenues are derived primarily from the license of our speech recognition software products. Total revenues for the twelve months ended December 31, 2003 and December 31,

2002 were $130,725 and $256,267, respectively, a decrease of 49%. The decrease in sales for the twelve month period is attributable to the sluggish demand for speech recognition telecommunications products as well as minimal resources made available by iVoice for the sales and marketing of the speech recognition software products. Management feels that the sales of the speech recognition software products may increase as greater financial and operational resources are made available for the sales and marketing of such products.

      Gross margin for the twelve months ended December 31, 2003 and December 31, 2002 was $77,751 and $190,244 respectively. In an attempt to garner increased market share, SpeechSwitch implemented a strategy of reducing the prices at which it sold its products to end-users, dealers, and resellers. In addition, SpeechSwitch also offered demonstration units for free to selected dealers and value added resellers.

      Total operating expenses decreased, from $857,777 for the twelve months ended December 31, 2002 to $373,307 for the twelve months ended December 31, 2003, a decrease of $484,470, or 56.4%. Specific line items that reflect the reduction in total operating expenses for the twelve months ended December 31, 2003, include reduced general and administrative expenses of $314,126, reduced research and development costs of $35,450, and reduced selling expenses of $21,958.

      As of December 31, 2003, SpeechSwitch had no full-time employees. SpeechSwitch is pursuing additions to its sales and management staff, which will increase operating expenditures for payroll and related benefit costs in future quarters.

      The loss from operations for the twelve months ended December 31, 2003 was $(444,782) compared to $(770,223) for the twelve months ended December 31, 2002, a decrease of 42.3%.

Liquidity and Capital Resources

      To date, SpeechSwitch has incurred substantial losses, and will require financing for working capital to meet its operating obligations. We anticipate that we will require financing on an ongoing basis for the foreseeable future.

      We intend to sell shares of Class A Common Stock immediately following the completion of the Distribution in order to generate capital necessary to sustain our operations. In the event that, in the judgment of the Board of Directors, sufficient capital has not been raised from the proceeds of the public offering for SpeechSwitch to both sustain its business operations and to make payment to each of Mr. Mahoney and Mr. Knef, Mr. Mahoney has agreed to accept shares of SpeechSwitch Class B Common Stock in satisfaction of SpeechSwitch's obligations.

      In August 2004, the Company entered into an agreement with Sloan Securities Corporation to act as an agent for the private placement of secured convertible debentures to Cornell Capital Partners, L.P. Under the placement agent agreement, the Company agreed to issue to Sloan, on or about the date of effectiveness of the registration statement of which this prospectus is a part, a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part. On August 12 and _______, 2004,

SpeechSwitch issued an aggregate of $800,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners. Each of the debentures are convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock as of the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures have a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures may be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures are secured by a first priority security interest in substantially all of the assets of SpeechSwitch. SpeechSwitch will issue an additional $200,000 of secured convertible debentures to Cornell Capital Partners on or about the date of effectiveness of the registration statement of which this prospectus is a part.

      Effective August 12, 2004, SpeechSwitch entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. Under this agreement, SpeechSwitch may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. SpeechSwitch will be entitled to commence drawing funds under this agreement when the resale of the Class A Common Stock issuable under the equity line of credit is registered with the Securities and Exchange Commission, and the equity line of credit will remain outstanding for two years thereafter. The purchase price for the shares will be equal to 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that SpeechSwitch delivers to Cornell Capital Partners a notice requiring it to advance funds to us. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. In addition, Cornell Capital Partners will receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective. To date, SpeechSwitch has not drawn down on the equity line of credit.

      Except for these two financing agreements, the Company has no other significant sources of working capital or cash commitments. However, no assurance can be given that SpeechSwitch will raise sufficient funds from such financing arrangements, or that SpeechSwitch will ever produce sufficient revenues to sustain its operations, or that a market will develop for its common stock for which a significant amount of SpeechSwitch's financing is dependent upon.

      Management believes that the financing arrangements in place are sufficient to satisfy SpeechSwitch's cash requirements for the next twelve months. If SpeechSwitch is unable to recognize sufficient proceeds from these arrangements, management believes that SpeechSwitch can limit its operations, defer payments to management and maintain its business at nominal levels until it can identify alternative sources of capital.

      Upon the date of this prospectus, SpeechSwitch will assume an aggregate of $190,000 in liabilities from iVoice and iVoice will assign to SpeechSwitch assets having an aggregate book value of $3,000,000. SpeechSwitch believes that the fair value of these assets may be greater than the book value, although it has not undertaken an appraisal. The assumed obligations are described below.

      In consideration of and exchange for the assets that SpeechSwitch will receive pursuant to the spin-off of the speech recognition software business, SpeechSwitch will issue 120 shares of Series A 5% Convertible Preferred Stock to iVoice. Each share of Series A 5% Convertible Preferred Stock has a stated value of $25,000 per share. Each share of Series A 5% Convertible Preferred Stock will be convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty-five percent (125%) of the closing bid price of the Class A Common Stock as of the conversion date or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date.

      SpeechSwitch has agreed to assume from iVoice upon the date of this prospectus an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney. This amount is related to funds loaned to iVoice and unrelated to the operations of SpeechSwitch. SpeechSwitch, for value received, will promise to pay to Mr. Mahoney the principal sum of $190,000 that will bear interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments will be due annually. All accrued interest becomes due on the date of any payment of the promissory note. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of SpeechSwitch, par value $0.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of SpeechSwitch calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by
(y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest. SpeechSwitch has yet to record this liability on its financial statements, as the promissory note will not be assumed by SpeechSwitch until the effectiveness of the registration statement.

      Mr. Mahoney has agreed to forego receiving any shares of SpeechSwitch Class A Common Stock or SpeechSwitch Class B Common Stock that he is or would be entitled to receive in the Distribution by virtue of his ownership of either iVoice Class A Common Stock or iVoice Class B Common Stock.

      SpeechSwitch has entered into employment contracts with its Chairman of the Board of Directors and its President and Chief Executive Officer. As consideration, SpeechSwitch agreed to pay Mr. Mahoney the sum of $85,000 the first year with an annual increase based on the Consumer Price Index every year thereafter. Mr. Mahoney will also be entitled to incentive compensation based upon acquisitions completed by SpeechSwitch. The employment agreement with Mr. Mahoney provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to SpeechSwitch in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by SpeechSwitch) should his employment be terminated following a change in control, as defined in the employment agreement.

      SpeechSwitch entered into an employment agreement as of November 8, 2004 with Mr. Knef. Mr. Knef will serve as SpeechSwitch's President and Chief Executive Officer for a term of one year. As consideration, SpeechSwitch agreed to pay Mr. Knef a base salary of $85,000 during the term. SpeechSwitch also agreed to pay Mr. Knef incentive compensation based on the amount of total revenues collected by the Company.

Critical Accounting Policies

      The discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate these estimates, including those related to bad debts, inventory obsolescence, intangible assets, payroll tax obligations, and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of certain assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

      We have identified below the accounting policies, revenue recognition and software costs, related to what we believe are most critical to our business operations and are discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results.

Revenue Recognition

      With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

      With respect to customer support services, upon the completion of one year from the date of sale, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenues and recognized over the respective terms of the agreements.

      The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) services. Presently, a majority of the revenues reported by the Company are derived from the licensing of the Company's speech recognition software. Minimal revenues have been derived from the sale of optional customer support services. The Company's standard license agreement provides for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The

Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

      The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy not to provide customers the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

      Customers may license the Company's products through our telesales organization and through promotions or reseller agreements with independent third parties. A customer may return a product under very limited circumstances during the first thirty days for a replacement if the media is damaged or for a full refund if the software does not perform in accordance with written specifications. Accordingly, the Company records a provision for product returns and allowances against product revenue in the same period the revenue is recorded. The estimates are based on historical sales returns and other known data as well as market and economic conditions.

      Our current products are not sold through retail distribution channels. Current reseller agreements do not provide for a contractual right of return, future price concessions, minimum inventory commitments nor is payment contingent upon the reseller's future sales or our products. Revenues generated from products licensed through marketing channels where the right of return exists, explicitly or implicitly, is reduced by reserves for estimated product returns. Such reserves are estimates based on returns history and current economic and market trends.

Software Costs

      Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-developed codes and systems developed by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated undiscounted cash flow benefit related to the asset falls below the unamortized cost. The Company develops software for licensing to its customers and capitalizes software development costs when technological feasibility has been established. Software development costs not qualifying for capitalization are expensed and classified as research and development expenses in the statements of operations. Research and development expenses and the capitalization rate will fluctuate from period to period depending upon the number and status of software development projects that are in process and the related number of people assigned to those projects.

      Purchased software and capitalized software development costs are amortized using the greater of the revenue method or the straight-line method with useful lives ranging from three to five years. Amortization expense is classified in costs of revenue on the statements of operations. Our products operate on or with other third party software and operating systems. When determining the useful life of a product we consider factors such as the current state of the technology, operating systems on which our products run, competitive products and the potential use of our products by the end user. Technological advances in software operating systems and other software technologies on which our products rely may shorten the expected life cycle of our products. We make an assessment of the useful lives of our products at each balance sheet date. If that assessment determines that a shortened product life has occurred, we amortize the remaining unamortized balances over the new estimated useful life of the product and provide disclosure regarding a change in estimate in the notes to the financial statements pursuant to Accounting Principles Board Opinion No. 20 "Accounting Changes."

      The Company evaluates the estimated net realizable value of each software product at each balance sheet date. The estimate is based on historical and forecasted net revenue for each product. Net revenue is the product revenue reduced by the estimated costs of revenue and, if in development, the estimated cost to complete the development of the product. When the net book value exceeds the estimate of net realizable value, the Company records a write-down to net realizable value on each product affected. Management's ability to achieve its revenue forecast is subject to judgment, competitive pressures, market and economic conditions and management's ability to successfully license its products to its customers.
A change in one or more of these factors may influence management's estimates. Accordingly, currently estimated net realizable values are subject to being reduced resulting in corresponding charges for impairment in the future.

      In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which requires variable interest entities to be consolidated by the primary beneficiary of the entity if certain criteria are met. FIN 46 is effective for all new variable interest entities created after January 31, 2003. For variable interest entities created or acquired before February 1, 2003, the provisions of FIN 46 become effective for the Company on September 1, 2003. The Company does not expect that the adoption of FIN 46 will have a material impact on its financial position, results of operations or cash flows.

      In April, 2003, the FASB issued SFAS No. 149, "Amendment of Statement
133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Except as noted below, the Company is required to adopt this statement by the first quarter of the fiscal year, 2004. Certain provisions of this statement relating to SFAS No. 133 implementation issues that have been effective for prior fiscal quarters will continue to be applied in accordance with their respective effective dates. The Company does not expect that the adoption of SFAS No. 149 will have a material impact on its financial position, results of operations or cash flows.

      In May, 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for the Company on September 1, 2003. The Company does not expect that the adoption of SFAS No. 150 will have a material impact on the Company's financial position, results of operations or cash flows.

                                  OUR BUSINESS

Background

      SpeechSwitch, Inc. (the "Company") was incorporated in New Jersey on November 10, 2004 as a wholly-owned subsidiary of iVoice, Inc. It is engaged in the design, manufacture, and marketing of specialized telecommunication equipment. As of September 30, 2004, the Company employed 3 full-time employees and 1 part-time employee. SpeechSwitch intends to seek to expand its operations through the acquisition of additional businesses. These potential acquired additional businesses may be outside the current field of operations of SpeechSwitch. SpeechSwitch may not be able to identify, successfully integrate or profitably manage any such businesses or operations.

      The following description of our business is intended to provide an understanding of our product and the direction of our initial marketing strategy. As the Company is in its developmental stages, any focus described in the following pages may change and different initiatives may be pursued, at the discretion of our management.

Products

      Our products use standard open-architecture PC platforms and Microsoft Windows 2000 operating systems, thereby facilitating the rapid adoption of new PC-based technologies while reducing overall product costs. We concentrate our product development efforts on software rather than hardware because we believe that the most efficient way to create product value is to emphasize software solutions that meet customers' needs. We have recently adapted our applications to integrate with different manufacturer telephone switches through the use of Telephony Application Program Interface or "TAPI". The use of TAPI, allows iVoice to integrate our applications into different telephone manufacturers Private Branch Exchange systems or "PBX's", eliminating the need for costly additional external hardware. We have traditionally used standard PC-related hardware components in our products, in part, to limit our need to manufacture components. Our manufacturing operations consist only of the installation of our proprietary software and, if required, a voiceboard, into a fully assembled PC system which we obtain from several different vendors. The Company obtains system components such as PCs, circuit boards, application cards, faxboards, and voiceboards from various suppliers.

      Our flagship product is our Speech-enabled Auto Attendant product. The Auto Attendant engages callers in a natural language dialog and is ready to transfer a caller to an extension for the party the caller is trying to reach at any time. Callers can interrupt the Auto Attendant at any time by barging in on the prompts and simply saying the name of the person or department they wish to speak to.

      We have met interoperability standards with several leading PBX manufacturers for Auto Attendant. To date, rigorous testing and compatibility studies have developed into co-marketing arrangements with 3Com, for its NBX(R) platform, Artisoft for its TeleVantage(R) Communication server, and AltiGen's AltiServ(R) for its phone systems. These recent platform integrations add to several others previously completed, including a Siemens Ready(TM) certification, NEC Fusion Strategic Alliance and Sprint North Supply. Through these co-marketing arrangements and strategic alliances, we will attempt to capture significant market share in the business communication solution market by expanding distribution through these manufacturers' authorized reseller networks.

      Our Name Dialer product is an automatic phone dialing system. The system imports the necessary contact information for dialing (names and phone numbers) from a variety of sources including, but not limited to, Microsoft Outlook, ACT, and Gold Mine. The imported names are then transcribed, through software, into a set of phonemes that are used for voice recognition. When the end user picks up the handset, the call is automatically transferred through the PBX, to the Name Dialer application running on a server machine. The user simply says the name of the person (whose name came from the contact list) and the Name Dialer places the call.

      Our Speech SDK product is a unique tool for software application developers which provides the ability to convert common command and control functions to speech commands. The SDK allows software developers to write applications that can treat a user's voice as an input device, such as mouse, keyboard, or joystick. In addition to telephony applications, the SDK can be used to incorporate speech recognition into games, handheld devices and even household appliances.

Distribution

      As a product lines of iVoice, Inc., our speech recognition software has produced sales revenues for the past three fiscal years. In the past, iVoice devoted limited resources to the marketing of our speech recognition software. The Company's future revenues depend on its ability to develop a customer base through the establishment of a reseller channel using various marketing and sales promotions.

      SpeechSwitch will market its products directly, with a sales force, and through more than 100 domestic and international re-sellers. SpeechSwitch intends to enter into arrangements with resellers to broaden distribution channels and to increase its sales penetration to specific markets and industries. Distributors will be selected based on their access to the markets, industries and customers that are candidates for the products.

Competition

      A number of companies have developed, or are expected to develop, products that compete with our products. Our competitors include IBM, Microsoft, Philips Electronics, and ScanSoft. Our competitors may combine with each other, and other companies may enter our markets by acquiring or entering into strategic relationships with our competitors. Current and potential competitors have established, or may establish, cooperative relationships among themselves or with third parties to increase the abilities of their advanced speech and language technology products to address the needs of our prospective customers.

      Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, product development and marketing resources, greater name recognition and larger customer bases than we do. Our present or future competitors may be able to develop products comparable or superior to those we offer, adapt more quickly than we do to new technologies, evolving industry trends and standards or customer requirements, or devote greater resources to the development, promotion and sale of their products than we do. Accordingly, we may not be able to compete effectively in our markets and competition may intensify and future competition may harm our business.

      We believe that the principal competitive factors affecting our market include the breadth and depth of solutions, product quality and performance, core technology, product scalability and reliability, product features, customer service, the ability to implement solutions, the value of a given solution, the creation of a base of referenceable customers and the strength and breadth of reseller and channel relationships. Although we believe that our solutions currently compete favorably with respect to these factors, particularly with respect to product quality and performance, no assurance can be given that our competitors will not develop new technologies or enhancements to their existing products or introduce new products that will offer superior price or performance features. We expect our competitors to offer new and existing products at prices necessary to gain or retain market share. Certain of our competitors have substantial financial resources, which may enable them to withstand sustained price competition or a market downturn better than us. There can be no assurance that we will be able to compete successfully in the pricing of our products, or otherwise, in the future.

Product Development

      In order to remain competitive, we will have an ongoing need to develop new features and enhancements to our product. The introduction of new features and enhancements will be critical for us to expand the potential market for our products outside of a traditional appointment setting businesses or professional organization. We will also strive to meet the following standards in product development:

      o Ease of Use. Our products are designed to function without extensive and continual user involvement. The aim is to simplify, not complicate, the user's work environment.

      o Schedules for the development of technology products are inherently difficult to predict, and there can be no assurance that we will achieve targeted initial customer shipment dates for any of our products, or at all.

      o We plan to capitalize on our existing computerized telephony technology and our expertise in research, development and marketing to expand our business into products that address the growing market for automated call processing.

      o Our internal development work will be a key component of bringing new product lines to market. In addition, we may pursue a partnering strategy to develop new products.

Business Development

      Business development objectives at SpeechSwitch will be to focus on three primary functions as listed below:

      1.    Negotiate and secure strategic alliances related to our products;

      2. Negotiate, secure and manage Original Equipment Manufacturer (OEM) and reseller accounts; and

      3.    Provide leads for a sales staff which will need to be hired.

      Strategic Alliances

      SpeechSwitch's business development efforts will seek to engage and secure strategic alliances with related telecommunications businesses and professional organizations in order to develop co-marketing programs that will expand market share for our products and develop brand recognition. By entering into strategic alliances with companies that offer telecommunications devices or services to businesses or professional organizations whereby appointment setting and scheduling are of vital importance, we will seek to obtain access to an installed customer base as well as new sales opportunities of our products. SpeechSwitch has recently entered into certain of these strategic alliances, and is currently negotiating additional strategic alliances.

      Manage OEM and Reseller Accounts

      We sell our products both directly through a sales force and indirectly through third-party resellers and will seek to obtain new OEM and reseller relationships that will serve as a further extension of our current sales network. Ideally, an OEM agreement, which provides distribution of our software product along with the manufacturers own telecommunication equipment, could produce the most widespread distribution and acceptance of our product at minimal distribution costs. Many of the OEMs have extensive and established reseller channels that could provide an avenue of distribution for our software. To effectively manage these accounts, we will need to provide these resellers with product literature, pricing, and sales leads as well as technical training and support. SpeechSwitch is currently negotiating agreements with OEMs and/or resellers.

      Sales Leads

      Through alliances and marketing relationships, we will constantly be looking for ways to increase the number of leads that can be cultivated by a SpeechSwitch sales team which will be hired. By working with the sales teams of third parties we believe that we can increase the number of sales staff that sell SpeechSwitch products, and provide qualified customer leads for the future insides sales staff at SpeechSwitch.

Sales and Marketing

      SpeechSwitch will market its products directly, with a sales force, and through more than 100 domestic and international re-sellers. The Company intends to enter into arrangements with resellers to broaden distribution channels and to increase its sales penetration to specific markets and industries. Distributors will be selected based on their access to the markets, industries and customers that are candidates for the products. Our resellers increase our sales coverage worldwide and address the broad range of market and application opportunities for our software. In addition, these resellers provide end user of our software platform with access to additional resources to design, install and customize applications.

      The Company is actively seeking strategic relationships with companies to build its developing partner program. The partner program will be built by establishing relationships in basic areas consisting of software and technology solution partners and system integration partners. These relationships will enhance the Company's technological strength, improve its market position, facilitate shorter time-to-market, enhance its ability to deliver end-to-end solutions, and broaden its market coverage.

      Developing market possibilities will be crucial to our success. However, we cannot provide any assurance that we will be able to effectively market and sell our products for these uses or that they will be accepted by our perceived market.

Intellectual Property Rights

      We attempt to protect our technology and products through patents and patent applications. We believe that our patent strategy will provide a competitive advantage in our target markets, but our patents may not be broad enough to cover our competitors' products and may be subject to invalidation claims.

      As of the date of this prospectus, we have 2 issued U.S. patents and 2 pending U.S. patent applications.

      Our first patent, for our Speech-Enabled Automatic Telephone Dialer, was issued in May 2003. This invention is a speech enabled automatic telephone dialer device system that uses a spoken name that corresponds to the name and telephone number data of computer-based address book programs. The Speech Enabled Name Dialer imports all of the names and telephone numbers from a user's existing Microsoft Outlook, ACT, Gold Mine or other contact management software and can automatically connect a caller with anyone the caller asks for. The caller simply picks up the phone, tells the Name Dialer the name of the person the caller wants to contact, and the Name Dialer finds the telephone number and dials for the caller.

      Our second patent for our Speech-Enabled Automatic Telephone Dialer without the need for a Private Branch Exchange (PBX), was issued in December 2003. Although this patent is similar to our first patent, however, the PBX requirement is circumvented through the use of software.

      There can be no assurance that we will not become the subject of claims of infringement with respect to intellectual property rights associated with our products. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any such claims could be time consuming and could result in costly litigation or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims.

Employees

      As of September 30, 2004, we had 3 full-time employees and 1 part-time employee. We have entered into employment agreements with our President and Chief Executive Officer (Mr. Knef) and our Chairman of the Board (Mr. Mahoney). Mr. Mahoney will not provide services to SpeechSwitch on a full-time basis; Mr. Knef will devote substantially all of his time to SpeechSwitch. Many services that would be provided by employees are currently being provided to SpeechSwitch by iVoice under the administrative services agreement. Our future success depends in significant part upon obtaining and retaining highly qualified, key technical and senior management personnel following the Distribution.

      Competition for such personnel is intense, and there can be no assurance that we can retain our future key technical and managerial employees or that we can assimilate or retain other highly qualified technical and managerial personnel in the future.

Government Regulation

      We are subject to licensing and regulation by a number of authorities in the state and municipality in which we conduct operations. These may include health, safety, and fire regulations. Our operations are also subject to federal and state minimum wage laws governing such matters as working conditions and overtime.

      We are not subject to any necessary government approval or license requirement in order to market, distribute or sell our principal or related products other than ordinary federal, state, and local laws that govern the conduct of business in general.

Legal Proceedings

      SpeechSwitch is not party to any material legal proceedings, nor to the knowledge of SpeechSwitch, is any such proceeding threatened against it.

Properties

      We do not own any real property. We currently co-occupy the same space as iVoice and are subleasing from iVoice some of the office space located at 750 Highway 34, Matawan, New Jersey. The rent payment for the sublease is currently included in the administrative services agreement.

                          SPEECHSWITCH'S MANAGEMENT

      SpeechSwitch initially intends to have a board of directors that will consist of two directors. Listed below is certain information concerning individuals who are expected to serve as directors and executive officers of SpeechSwitch following the Distribution. Mr. Mahoney is currently a director of iVoice and we anticipate that Mr. Mahoney will remain a director of both iVoice and SpeechSwitch following the Distribution.

                                Position with                 Director    Term
       Name       Age         SpeechSwitch, Inc.               since     Expires
----------------- ----  -----------------------------------   --------  --------

Jerome R. Mahoney  43   Non-Executive Chairman of the Board     2004      2005

Bruce R. Knef      49   President and Chief Executive Officer   2004      2005

      Jerome R. Mahoney. Mr. Mahoney is SpeechSwitch's Chairman of the Board. He has been a director of iVoice since May 21, 1999. Mr. Mahoney is also the Chairman of the Board of Trey Resources, Inc. and has been a director of Trey Resources since January 1, 2002. Mr. Mahoney is also Chairman of the Board of iVoice Technology, Inc. and Deep Field Technologies, Inc. and has been a director of each of these companies since August 2004. Mr. Mahoney started at Executone Information Systems, a telephone systems manufacturer, and was Director of National Accounts from 1988 to 1989. In 1989, Mr. Mahoney founded Voice Express, Inc., a New York company that sold voicemail systems and telephone system service contracts and installed these systems. Mr. Mahoney sold Voice Express Systems in 1993. From 1993 to 1997, Mr. Mahoney was President of IVS Corp., and on December 17, 1997, he established International Voice Technologies, with which we merged on May 21, 1999. Mr. Mahoney received a B.A. in finance and marketing from Fairleigh Dickinson University, Rutherford, N.J. in 1983.

      Bruce R. Knef. Mr. Knef has been SpeechSwitch's President and Chief Executive Officer and a director since November 2004. Since 2002, Mr. Knef has been President of Knef Consulting, a New Jersey-based consulting firm providing advisory services to a variety of companies. From 2001 to 2002, Mr. Knef was Senior Vice President - Sales of Education World, an company that provided on-line educational materials to large companies. From 1996 to 2000, Mr. Knef was Executive Vice President of National Media Technologies, a company that provided outsourcing services to financial printers.

Compensation of Executive Officers

      No officers or directors of SpeechSwitch received any compensation for services to SpeechSwitch during any of the last three fiscal years.

Employment Agreements

      SpeechSwitch entered into a five-year employment agreement with Mr. Mahoney as of August 3, 2004. Mr. Mahoney will serve as SpeechSwitch's
Chairman of the Board for a term of five years. As consideration, SpeechSwitch agreed to pay Mr. Mahoney the sum of $85,000 the first year with an annual increase based on the Consumer Price Index every year thereafter. SpeechSwitch also agreed to pay Mr. Mahoney a bonus for each merger or acquisition completed by the Company equal to six percent (6%) of the gross consideration paid or received by SpeechSwitch in a merger or acquisition completed by the Company during the term of the agreement. This bonus would be payable in the form of cash, debt or shares of Class B Common Stock at the option of Mr. Mahoney. The employment agreement with Mr. Mahoney provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to SpeechSwitch in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by SpeechSwitch) should his employment be terminated following a change in control, as defined in the employment agreement. The employment agreement restricts Mr. Mahoney from competing with SpeechSwitch during the term of the agreement and for one year after he is no longer employed by the Company; provided that Mr. Mahoney is receiving severance or other compensation from the Company pursuant to the employment agreement for at least one year.

      SpeechSwitch entered into an employment agreement with Bruce Knef as of November 8, 2004. Mr. Knef will serve as SpeechSwitch's President and Chief Executive Officer for a term of one year. As consideration, SpeechSwitch agreed to pay Mr. Knef a base salary of $85,000 during the term. In addition, SpeechSwitch agreed to pay Mr. Knef incentive compensation based on the amount of total revenues collected by SpeechSwitch. If SpeechSwitch records and collects total revenues in an amount greater than $300,000 but less than $2,000,000, Mr. Knef will receive a bonus equal to 7.5% of the total revenues of the Company. If SpeechSwitch records and collects total revenues in an amount greater than $2,000,000, in addition to the 7.5% bonus, Mr. Knef will also receive a bonus equal to 3.5% of the total revenues of the Company in excess of $2,000,000. However, if the Company's pre-tax profit margin for the year is less than 35%, Mr. Knef's aggregate bonus will be reduced by 35%. The employment agreement restricts Mr. Knef from competing with SpeechSwitch during the term of the agreement and for eighteen months after he is no longer employed by the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Effective August 12, 2004, SpeechSwitch entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. Under this agreement, SpeechSwitch may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. SpeechSwitch will be entitled to commence drawing funds under this agreement when the resale of the Class A Common Stock issuable under the equity line of credit is registered with the Securities and Exchange Commission, and the equity line of credit will remain outstanding for two years thereafter. The purchase price for the shares will be equal to 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that SpeechSwitch delivers to Cornell Capital Partners a notice requiring it to advance funds to us. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. In addition, Cornell Capital Partners will receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective. To date, SpeechSwitch has not drawn down on the equity line of credit.

      On August 12 and _________, 2004, SpeechSwitch issued an aggregate of $800,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners. Each of the debentures are convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock as of the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures have a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures may be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures are secured by a first priority security interest in substantially all of the assets of SpeechSwitch. SpeechSwitch will issue an additional $200,000 of secured convertible debentures to Cornell Capital Partners on or about the date of effectiveness of the registration statement of which this prospectus is a part.

      Upon the effective date of this prospectus, SpeechSwitch will assume an aggregate of $190,000 in liabilities from iVoice and iVoice will assign to SpeechSwitch assets having an aggregate book value of $3,000,000. SpeechSwitch believes that the fair value of these assets may be greater than the book value, although it has not undertaken an appraisal. The assumed obligations are described below.

      In consideration of and exchange for the assets that SpeechSwitch will receive pursuant to the spin-off of the speech recognition software business, SpeechSwitch will issue 120 shares of Series A 5% Convertible Preferred Stock to iVoice. Each share of Series A 5% Convertible Preferred Stock has a stated value of $25,000 per share. Each share of Series A 5% Convertible Preferred Stock will be convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty-five percent (125%) of the closing bid price of the Class A Common Stock as of the conversion date or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date.

      In connection with the assumption of assets and liabilities by SpeechSwitch from iVoice, SpeechSwitch will assume from iVoice immediately prior to the date of this prospectus $190,000 of outstanding indebtedness from iVoice to Jerry Mahoney. The debt will be subject to a promissory note having substantially the same terms as the note from iVoice to Mr. Mahoney. SpeechSwitch, upon the date of this prospectus, will issue a promissory note in the amount of $190,000 payable to Mr. Mahoney that will bear interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments are due and payable annually. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of SpeechSwitch, par value $0.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of SpeechSwitch calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest.

      Mr. Mahoney has agreed to forego receiving any shares of SpeechSwitch's Class A Common Stock or Class B Common Stock he is or would be entitled to receive in the Distribution by virtue of his ownership of either iVoice Class A Common Stock or iVoice Class B Common Stock.

      SpeechSwitch entered into two separate employment agreements with Mr. Mahoney, its Chairman of the Board, and Mr. Knef, its President and Chief Executive Officer, respectively, as of August 3, 2004 and as of November 8, 2004, respectively. Mr. Mahoney's agreement provides for annual compensation of $85,000 per annum with an annual increase based on the Consumer Price Index every year thereafter. Mr. Knef's agreement provides for compensation of $85,000 plus additional incentive compensation. Mr. Mahoney will also be entitled to additional incentive compensation based upon acquisitions completed by SpeechSwitch. SpeechSwitch believes that the compensation provided to each of Mr. Mahoney and Mr. Knef are commensurate with compensation levels paid by other companies to management having equivalent experiences and capabilities.

      In August 2004, SpeechSwitch entered into a temporary administrative services agreement with iVoice. Pursuant to that agreement, iVoice is providing SpeechSwitch with physical premises, inventory purchasing services, material and inventory control services, source code management and other personnel and data processing services for a period ending upon completion of the Distribution. For these services SpeechSwitch is paying iVoice $7,000 per month during the term of the agreement. Following completion of the Distribution and termination of the administrative services agreement, we expect that SpeechSwitch will operate on a completely stand-alone basis from iVoice and there will be no business or operating relationship between iVoice and SpeechSwitch.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth, as of September 30, 2004, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) the director, (iii) each executive officer and (iv) all directors and executive officers as a group.


                                                        Common Stock                    Common Stock
                                                        Beneficially                    Beneficially
                                                        Owned Before     Percentage     Owned After      Percentage
Name                            Title of Class          Distribution     Ownership      Distribution     Ownership
----                            --------------          ------------     ---------      ------------     ---------

Jerome R. Mahoney            Class A Common Stock               0(1)          0%(1)             0(1)          0%(1)
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
                             Class B Common Stock         190,000(2)        100%(2)       190,000(2)        100%(2)
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
                             Class C Common Stock               0             0%                0             0%
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
Bruce R. Knef                Class A Common Stock               0             0%                0             0%
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
                             Class B Common Stock               0             0%                0             0%
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
                             Class C Common Stock               0             0%                0             0%
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
iVoice, Inc.                 Class A Common Stock             100           100%                0             0%
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
                             Class B Common Stock               0             0%                0             0%
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
                             Class C Common Stock               0             0%                0             0%
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
All directors and            Class A Common Stock               0(1)          0%(1)             0(1)          0%(1)
executive officers as a
group (2 persons)
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
                             Class B Common Stock         190,000(2)        100%(2)       190,000(2)          0%(2)
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
                             Class C Common Stock               0             0%                0             0%
---------------------------- ------------------------- --------------- --------------- --------------- ---------------

_______________

(1) Does not give effect to the right of Mr. Mahoney pursuant to the promissory note to be executed by Mr. Mahoney and SpeechSwitch in the amount of $190,000 to convert $190,000 of indebtedness into 190,000 shares of Class B Common Stock which is convertible into an indeterminate number of shares of Class A Common Stock.

(2) Mr. Mahoney may at his option convert the $190,000 promissory note held by him into Class B Common Stock of SpeechSwitch at a rate of one dollar per share. The Class B Common Stock is convertible at any time into Class A Common Stock at a rate equal to 80% of the lowest price that SpeechSwitch issues shares of Class A Common Stock subsequent to the date of the note. Thus by virtue of Mr. Mahoney's right to convert $190,000 of indebtedness into 190,000 shares of Class B Common Stock, Mr. Mahoney is deemed to beneficially own such shares for the purpose of computing the percentage of ownership by him, but such shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                            DESCRIPTION OF SECURITIES

      Pursuant to SpeechSwitch's certificate of incorporation, as amended, we are authorized to issue 10,000,000,000 shares of Class A Common Stock, no par value per share, 50,000,000 shares of Class B Common Stock, par value $0.01 per share, 20,000,000 shares of Class C Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value of $1.00 per share. Below is a description of SpeechSwitch's outstanding securities, including Class A Common Stock, Class B Common Stock, Class C Common Stock, and Preferred Stock.

Class A Common Stock

      Each holder of our Class A Common Stock is entitled to one vote for each share held of record. Holders of our Class A Common Stock have no preemptive, subscription, conversion, or redemption rights. Upon liquidation, dissolution or winding-up, the holders of Class A Common Stock are entitled to receive our net assets pro rata. Each holder of Class A Common Stock is entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. We have not paid any dividends on our Common Stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth. As of September 30, 2004, there is one record holder of Class A Common Stock and SpeechSwitch had 100 shares of Class A Common Stock outstanding. There will be 10,000,000 outstanding shares of SpeechSwitch Class A Common Stock immediately following the 100,000-for-one split to be effectuated prior to the Distribution.

Class B Common Stock

      Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. Holders of Class B Common Stock are entitled to receive dividends in the same proportion as the Class B Common Stock conversion rights have to Class A Common Stock.

There are 50,000,000 shares authorized and 0 shares issued and outstanding as of September 30, 2004. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price that SpeechSwitch had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions.

Class C Common Stock

      Each holder of our Class C Common Stock is entitled to 1,000 votes for each one share held of record. Holders of our Class C Common Stock have no preemptive, subscription, conversion, or redemption rights. Shares of Class C Common Stock are not convertible into Class A Common Stock. There are 20,000,000 shares authorized and 0 shares issued and outstanding as of September 30, 2004. Upon liquidation, dissolution or winding-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth.

Preferred Stock

      SpeechSwitch is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share, 120 shares of which have been designated as Series A 5% Convertible Preferred Stock. As of September 30, 2004, SpeechSwitch has not issued any shares of Preferred Stock. In partial consideration of and exchange for the assets that SpeechSwitch will receive in the spin-off of the speech recognition software business, SpeechSwitch will issue 120 shares of Series A 5% Convertible Preferred Stock to iVoice. SpeechSwitch has no current plans to issue any other shares of preferred stock.

      Our board of directors is authorized (by resolution and by filing an amendment to our certificate of incorporation and subject to limitations prescribed by the New Jersey Business Corporation Act) to issue, from to time, shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

      o the number of shares constituting that series and the distinctive designation of that series;

      o the dividend rate on the shares of that series, whether dividends are cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

      o whether that series has voting rights, in addition to voting rights provided by law, and, if so, the terms of those voting rights;

      o whether that series has conversion privileges, and, if so, the terms and conditions of conversion, including provisions for adjusting the conversion rate in such events as our board of directors determines;

      o whether or not the shares of that series are redeemable, and, if so, the terms and conditions of redemption, including the dates upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

      o whether that series has a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of that sinking fund;

      o the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of SpeechSwitch, and the relative rights of priority, if any, of payment of shares of that series; and

      o any other relative powers, preferences and rights of that series, and qualifications, limitations or restrictions on that series.

      If we liquidate, dissolve or wind up our affairs, whether voluntarily or involuntarily, the holders of Preferred Stock of each series will be entitled to receive only that amount or those amounts as are fixed by the Company's certificate of incorporation or the certificate of designations or by resolution of the board of directors providing for the issuance of that series.

      Series A 5% Convertible Preferred Stock

      General

      In partial consideration of and exchange for the assets that SpeechSwitch will receive in the spin-off of the speech recognition software business, SpeechSwitch will issue 120 shares of Series A 5% Convertible Preferred Stock to iVoice.

      Dividends

      Dividends are payable quarterly on the Series A 5% Convertible Preferred Stock on the last day of each calendar quarter in an amount equal to 5% per annum of the stated value of the Series A 5% Convertible Preferred Stock. Dividends are payable, at the option of SpeechSwitch, in cash or, with the consent of the holders of Series A 5% Convertible Preferred Stock, in shares of Class A Common Stock valued at the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the dividend payment date.

      Conversion

      Subject to the limitations described below, the Series A 5% Convertible Preferred Stock is convertible at any time and from time to time at the option of the holder into a number of shares of Class A Common Stock determined by dividing the applicable conversion price into the aggregate stated value of the Series A 5% Convertible Preferred Stock held by that holder. The conversion price will be a price equal to the lesser of (a) an amount equal to one hundred twenty-five percent (125%) of the closing bid price of the Class A Common Stock as of the conversion date or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date.

      The Series A 5% Convertible Preferred Stock is not convertible by a holder who, upon conversion of the shares, would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D and 13G thereunder) at that time, after giving effect to the conversion, in excess of 4.99% of the outstanding shares of Class A Common Stock. The terms of Series A 5% Convertible Preferred Stock are convertible only to the extent that the number of shares of Class A Common Stock issuable upon conversion, together with the number of shares of Class A Common Stock then owned by the holder, would not exceed 4.99% of the then outstanding shares of Class A Common Stock as determined in accordance with Section 13(d) of the Exchange Act. The 4.99% limitation does not prevent any holder from converting its Series A 5% Convertible Preferred Stock into 4.99% of our then outstanding Class A Common Stock, subsequently selling its shares of Class A Common Stock, then converting additional Series A 5% Convertible Preferred Stock into an additional number of shares of Class A Common Stock not to exceed 4.99% of our outstanding Class A Common Stock. Thus, the total number of shares of Class A Common Stock potentially issuable to the holder of Series A 5% Convertible Preferred Stock in the aggregate may exceed 4.99% of our outstanding Class A Common Stock.

      In addition, if a court determines that, regardless of the limitation described above, a holder of Series A 5% Convertible Preferred Stock would still be deemed the beneficial owner of more than 4.99% of the outstanding Class A Common Stock, then SpeechSwitch will be required to redeem the number of that holder's shares of Series A 5% Convertible Preferred Stock that would allow that holder to be deemed a beneficial owner of not more than 4.99% of the outstanding Class A Common Stock. SpeechSwitch would redeem the Series A 5% Convertible Preferred Stock at a redemption price in cash equal to the stated value of the shares being so redeemed plus any accrued and unpaid dividends on such shares up to the redemption date.

      Liquidation

      In the event of the liquidation of SpeechSwitch, the holders of Series A 5% Convertible Preferred Stock will be entitled to receive a liquidation preference before any amounts are paid to holders of any class of SpeechSwitch common stock. The liquidation preference is an amount equal to 125% of the stated value of the Series A 5% Convertible Preferred Stock plus any accrued and unpaid dividends on that stock through the liquidation date.

      Voting Rights

      The holders of Series A 5% Convertible Preferred Stock will have no right to vote, except as otherwise provided by law. However, each holder of Series A 5% Convertible Preferred Stock is entitled to receive prior notification of a meeting of the stockholders, including copies of any information sent to the stockholders. To the extent the holders of Series A 5% Convertible Preferred Stock are entitled by law to vote on any matter as a class, the affirmative vote of a majority of the Series A 5% Convertible Preferred Stock is required to approve the matter.

      Rights in the Event of Merger or Consolidation

      If SpeechSwitch enters into (a) a sale of all or substantially all of its assets, (b) a consolidation or merger with any other entity (other than a consolidation or merger in which SpeechSwitch is the surviving entity or (c) a transaction in which more than 50% of the voting power of SpeechSwitch is disposed of, then, at the option of each holder of Series A 5% Convertible Preferred Stock, any of these transactions will be deemed a liquidation of SpeechSwitch in which SpeechSwitch will be required to distribute to the holder the liquidation preference described above.

Transfer Agent

      iVoice and SpeechSwitch's transfer agent is Fidelity Transfer Company. The address for the transfer agent is 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115. The telephone number for the transfer agent is (801) 484-7222.

Limitation of Liability: Indemnification

      Our by-laws include an indemnification provision under which we have agreed to indemnify directors of SpeechSwitch to the fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director of SpeechSwitch.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of SpeechSwitch pursuant to the foregoing, or otherwise, SpeechSwitch has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                THE DISTRIBUTION

Introduction

      In November 2004, iVoice's board of directors declared a distribution payable to the holders of record of outstanding iVoice common stock at the close of business on December 1, 2004 (the "Record Date"). iVoice will distribute to iVoice stockholders an aggregate of 10,000,000 shares of SpeechSwitch Class A Common Stock. Accordingly, the Distribution will consist of one share of SpeechSwitch Class A Common Stock for approximately every 874 shares of iVoice common stock outstanding on the Record Date. Holders of less than 874 shares of iVoice common stock will receive one share of SpeechSwitch Class A Common Stock. We currently anticipate that the Distribution will be effected near the effective date of the registration statement.

      SpeechSwitch is currently a wholly-owned subsidiary of iVoice. As a result of the Distribution, 100% of the outstanding SpeechSwitch Class A
Common Stock will be distributed to iVoice stockholders. Immediately following the Distribution, iVoice and its subsidiaries will not own any shares of SpeechSwitch Class A Common Stock and SpeechSwitch will be an independent public company. The SpeechSwitch Class A Common Stock will be distributed by book entry. Instead of stock certificates, each iVoice stockholder that is a record holder of iVoice shares will receive a statement of such stockholder's book entry account for the SpeechSwitch Class A Common Stock distributed to such stockholder. Account statements reflecting ownership of the SpeechSwitch Class A Common Stock will be mailed shortly after the Distribution Date. SpeechSwitch Class A Common Stock should be credited to accounts with stockbrokers, banks or nominees of iVoice stockholders that are not record holders after the effective date of the Distribution.

      SpeechSwitch was incorporated on November 10, 2004. SpeechSwitch received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology 3, Inc., a Nevada corporation and affiliate of SpeechSwitch. When we refer to or describe any agreement, contract or other written instrument of SpeechSwitch in this prospectus, we are referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology 3 and assigned to SpeechSwitch. SpeechSwitch's principal executive offices are located at 750 Highway 34, Matawan, New Jersey 07747, and its telephone number is (732) 441-7700. SpeechSwitch will own and operate the speech recognition software business of iVoice.

      Concurrently with the Distribution, iVoice intends to contribute substantially all of its remaining business lines into two other new companies and distribute the stock of those two companies to its stockholders. Following the Distribution and the two other distributions, iVoice's operating assets will consist of its iVoiceMail software and its portfolio of patents and patent rights, and its future business development operations will consist of licensing its intellectual property rights.

Reasons for the Distribution

      The board of directors and management of iVoice believe that the Distribution is in the best interests of iVoice, SpeechSwitch and iVoice stockholders. iVoice believes that the Distribution will enhance value for iVoice stockholders and give SpeechSwitch the financial and operational flexibility to take advantage of potential growth opportunities in the speech recognition software business.

      iVoice's board of directors and management believe that the Distribution will enhance the ability of each of SpeechSwitch and iVoice to focus on strategic initiatives and new business opportunities, improve cost structures and operating efficiencies and design equity-based compensation programs targeted to its own performance. In addition, iVoice's board of directors expects that the transition to an independent company will provide SpeechSwitch with greater access to capital by allowing the financial community to focus solely on SpeechSwitch and allow the investment community to measure SpeechSwitch's performance relative to its peers.

      The speech recognition software business also has some important traits that make this business distinct from iVoice's other operations with respect to markets, products, capital needs and plans for growth. The Distribution will give SpeechSwitch direct access to the capital markets as a stand alone company.

      As part of iVoice, the speech recognition software business competed with iVoice's other core business groups for capital to finance expansion and growth opportunities. As a separate entity, SpeechSwitch will be free of iVoice's capital structure restrictions and should be in a better position to fund the implementation of its business strategy. The Distribution will also enable SpeechSwitch to provide its management and employees incentive compensation in the form of equity ownership in SpeechSwitch, enhancing SpeechSwitch's ability to attract, retain and motivate key employees.

Manner of Effecting the Distribution

      The Distribution will be made on the basis of one share of SpeechSwitch Class A Common Stock for approximately every 874 shares of iVoice common stock outstanding on the Record Date. Holders of less than 874 shares of iVoice common stock will receive one share of SpeechSwitch Class A Common Stock. An aggregate of 10,000,000 shares of SpeechSwitch Class A Common Stock will be distributed to iVoice stockholders regardless of the number of shares of iVoice common stock outstanding as of the Record Date. At the time of the Distribution, the shares of SpeechSwitch Class A Common Stock to be distributed will constitute 100% of the outstanding SpeechSwitch Class A Common Stock. Immediately following the Distribution, iVoice will not own any SpeechSwitch Class A Common Stock and SpeechSwitch will be an independent public company.

      The shares of SpeechSwitch Class A Common Stock being distributed in the Distribution will be fully paid and non-assessable and the holders thereof will not be entitled to preemptive rights. See "Description of Securities" beginning on page 39.

      iVoice will use a book entry system to distribute the shares of SpeechSwitch Class A Common Stock in the Distribution. Following the Distribution, each record holder of iVoice stock on the Record Date will receive from the Distribution Agent a statement of the shares of SpeechSwitch Class A Common Stock credited to the stockholder's account. If you are not a record holder of iVoice stock because your shares are held on your behalf by your stockbroker or other nominee, your shares of SpeechSwitch Class A Common Stock should be credited to your account with your stockbroker or nominee after the effective date of the registration statement. After the Distribution, stockholders may request stock certificates from SpeechSwitch's transfer agent instead of participating in the book entry system.

      No fractional shares of SpeechSwitch Class A Common Stock will be issued. If you own a fractional share of iVoice common stock as of the Record Date or own a number of iVoice shares that is not a multiple of 874, you will receive the next higher whole number of shares of SpeechSwitch Class A Common Stock in the Distribution. If you own less than 874 shares you will receive one share of SpeechSwitch Class A Common Stock.

      No iVoice stockholder will be required to pay any cash or other consideration for the shares of SpeechSwitch Class A Common Stock received in the Distribution, or to surrender or exchange iVoice shares in order to receive shares of SpeechSwitch Class A Common Stock. The Distribution will not affect the number of, or the rights attaching to, outstanding iVoice shares. No vote of iVoice stockholders is required or sought in connection with the Distribution, and iVoice stockholders will have no appraisal rights in connection with the Distribution.

      In order to receive shares of SpeechSwitch Class A Common Stock in the Distribution, iVoice stockholders must be stockholders at the close of business on the Record Date.

Results of the Distribution

      After the Distribution, SpeechSwitch will be a separate public company operating the speech recognition software business. Immediately after the Distribution, SpeechSwitch expects to have approximately 20,000 holders of record of SpeechSwitch Class A Common Stock, and 10,000,000 shares of SpeechSwitch Class A Common Stock outstanding, regardless of the number of stockholders of record and outstanding iVoice shares as of the Record Date. The Distribution will not affect the number of outstanding iVoice shares or any rights of iVoice stockholders.

Listing and Trading of the SpeechSwitch Class A Common Stock

      Neither SpeechSwitch nor iVoice makes recommendations on the purchase, retention or sale of shares of iVoice common stock or shares of SpeechSwitch Class A Common Stock. You should consult with your own financial advisors, such as your stockbroker, bank or tax advisor.

      If you do decide to purchase or sell any iVoice or SpeechSwitch shares, you should make sure your stockbroker, bank or other nominee understands whether you want to purchase or sell iVoice common stock or SpeechSwitch Class A Common Stock, or both. The following information may be helpful in discussions with your stockbroker, bank or other nominee.

      There is not currently a public market for the SpeechSwitch Class A Common Stock, although a when-issued market may develop prior to completion of the Distribution. When-issued trading refers to a transaction made conditionally because the security has been authorized but is not yet issued or available. Even though when-issued trading may develop, none of these trades would settle prior to the effective date of the Distribution, and if the Distribution does not occur, all when-issued trading will be null and void. On the first trading day following the date of the Distribution, when-issued trading in respect of shares of SpeechSwitch Class A Common Stock will end and regular-way trading will begin. Regular-way trading refers to trading after a security has been issued and typically involves a transaction that settles on the third full business day following the date of a transaction. We anticipate that the SpeechSwitch Class A Common Stock will trade on the Over-the-Counter Bulletin Board under the proposed symbol "____."

      The shares of SpeechSwitch Class A Common Stock distributed to iVoice stockholders will be freely transferable, except for (1) shares of SpeechSwitch Class A Common Stock received by persons who may be deemed to be affiliates of SpeechSwitch under the Securities Act of 1933, as amended (the "Securities Act"), and (2) shares of SpeechSwitch Class A Common Stock received by persons who hold restricted shares of iVoice common stock. Persons who may be deemed to be affiliates of SpeechSwitch after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with SpeechSwitch and may include certain directors, officers and significant stockholders of SpeechSwitch. Persons who are affiliates of SpeechSwitch will be permitted to sell their shares of SpeechSwitch Class A Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities

Act, such as the exemptions afforded by Section 4(1) of the Securities Act and the provisions of Rule 144 thereunder.

      There can be no assurance as to whether the SpeechSwitch Class A Common Stock will be actively traded or as to the prices at which the SpeechSwitch Class A Common Stock will trade. Some of the iVoice stockholders who receive shares of SpeechSwitch Class A Common Stock may decide that they do not want shares in a company consisting of the speech recognition software business, and may sell their shares of SpeechSwitch Class A Common Stock following the Distribution. This may delay the development of an orderly trading market in SpeechSwitch Class A Common Stock for a period of time following the Distribution. Until the shares of SpeechSwitch Class A Common Stock are fully distributed and an orderly market develops, the prices at which the SpeechSwitch Class A Common Stock trades may fluctuate significantly and may be lower than the price that would be expected for a fully distributed issue. Prices for SpeechSwitch Class A Common Stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, SpeechSwitch's results of operations, what investors think of SpeechSwitch and the speech recognition software industry, the amount of dividends that SpeechSwitch pays, changes in economic conditions in the speech recognition software industry and general economic and market conditions.

      Following the Distribution, iVoice expects that its common stock will continue to be listed and traded on the Over-the-Counter Bulletin Board under the symbol "IVOC." Following the Distribution and the distribution of the two other new subsidiaries of iVoice, iVoice will have no remaining businesses other than the licensing of its intellectual property rights. A trading market may not continue for the shares of iVoice common stock or ever develop for the SpeechSwitch Class A Common Stock. As a result of the Distribution, the trading price of iVoice common stock immediately following the Distribution may be substantially lower than the trading price of iVoice common stock immediately prior to the Distribution. The combined trading prices of iVoice common stock and the SpeechSwitch Class A Common Stock after the Distribution may be less than the trading price of iVoice common stock immediately prior to the Distribution. Further, the combined trading prices of iVoice common stock, the SpeechSwitch Class A Common Stock and the common stock of each of the two other new companies being distributed to iVoice stockholders after the Distribution and the two other distributions may be less than the trading price of iVoice common stock immediately prior to these distributions.

      Even though iVoice is currently a publicly held company, there can be no assurance as to whether an active trading market for iVoice common stock will be maintained after the Distribution and the two other distributions or as to the prices at which the iVoice common stock will trade. iVoice stockholders may sell their iVoice common stock following the Distribution. These and other factors may delay or hinder the return to an orderly trading market in the iVoice common stock following the Distribution. Whether an active trading market for iVoice common stock will be maintained after the Distribution and the prices for iVoice common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, iVoice's results of operations, what investors think of iVoice and its industries, changes in economic conditions in its industries and general economic and market conditions.

      In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations could have a material adverse impact on the trading price of the SpeechSwitch Class A Common Stock and/or iVoice common stock.

               FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

      The following discussion summarizes the material U.S. federal income tax consequences resulting from the Distribution. This discussion is based upon the U.S. federal income tax laws and regulations now in effect and as currently interpreted by courts or the Internal Revenue Service and does not take into account possible changes in such tax laws or such interpretations, any of which may be applied retroactively.

      The following summary is for general information only and may not be applicable to stockholders who received their shares of iVoice stock pursuant to an employee benefit plan or who are not citizens or residents of the United States or who are otherwise subject to special treatment under the Code. Each stockholder's individual circumstances may affect the tax consequences of the Distribution to such stockholder. In addition, no information is provided with respect to tax consequences under any applicable foreign, state or local laws. Consequently, each iVoice stockholder is advised to consult his own tax advisor as to the specific tax consequences of the Distribution and the affect of possible changes in tax laws.

General

      This Distribution does not qualify as a tax-free distribution under
Section 355 of the Code. Each iVoice stockholder who receives shares of SpeechSwitch Class A Common Stock in the Distribution would generally be treated as receiving a taxable dividend equal to the fair market value of the shares received to the extent of our current or accumulated earnings and profits as of the end of the year. Dividends received by non-corporate taxpayers generally are taxed at the same preferential rates that apply to long-term capital gains. Any portion of the Distribution that exceeds such earnings and profits will be treated as a tax-free return of capital to the extent of the stockholder's adjusted tax basis in the iVoice shares and thereafter as gain from the sale or exchange of iVoice shares. Stockholders which are corporations may be subject to additional special provisions dealing with taxable distributions, such as the dividends received deduction and the extraordinary dividend rules.

      You should consult your own tax advisor as to the particular consequences of the Distribution to you, including the application of state, local and foreign tax laws.

                      REASONS FOR FURNISHING THIS DOCUMENT

      This document is being furnished solely to provide information to iVoice stockholders who will receive SpeechSwitch Class A Common Stock in the Distribution. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any securities of iVoice or SpeechSwitch. Neither iVoice nor SpeechSwitch will update the information contained in this document except in the normal course of their respective public disclosure practices. However, this document will be amended if there is any material change in the terms of the Distribution.

     RELATIONSHIP BETWEEN IVOICE AND SPEECHSWITCH FOLLOWING THE DISTRIBUTION

      To provide for an orderly transition to the status of two independent companies, iVoice and SpeechSwitch have entered into an administrative services agreement. Under this agreement, iVoice is providing SpeechSwitch services in such areas as inventory purchasing, material and inventory control, sharing of office space, source code management, employee benefits administration, payroll, electronic data processing services, financial accounting and reporting, claims administration and reporting, and other areas where SpeechSwitch needs transitional assistance and support. Under the administrative services agreement, iVoice is providing SpeechSwitch substantially the same level of service and use substantially the same degree of care as iVoice's personnel provided and used in providing such services prior to the execution of the agreement. For these services, SpeechSwitch pays iVoice a fee of $7,000 per month. SpeechSwitch believes that the terms and conditions of the administrative services agreement are as favorable to SpeechSwitch as those available from unrelated parties for a comparable arrangement.

      The agreement will terminate upon completion of the Distribution. Following completion of the Distribution and termination of the administrative services agreement, SpeechSwitch will operate on a completely stand-alone basis from iVoice and there will be no relationship between iVoice and SpeechSwitch. Upon termination of the agreement, SpeechSwitch would be required to obtain such services from a third party or increase its headcount to provide such services. This could be more expensive than the fees which SpeechSwitch has been required to pay under the administrative services agreement.

      Following the Distribution, iVoice will retain some ownership interest in SpeechSwitch. In partial consideration of and exchange for the assets that SpeechSwitch will receive in the spin-off of iVoice's speech recognition software business, SpeechSwitch will issue 120 shares of its Series A 5% Convertible Preferred Stock to iVoice. See "Certain Relationships and Related Transactions."

                       WHERE YOU CAN FIND MORE INFORMATION

      SpeechSwitch has filed with the Securities and Exchange Commission a registration statement under the Securities Act with respect to the SpeechSwitch Class A Common Stock. This document does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this document as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. The registration statement and the exhibits thereto filed by SpeechSwitch with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such information can be obtained by mail from the Public Reference Branch of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington,
D.C. 20549 at prescribed rates. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's website is http://www.sec.gov. Upon the effectiveness of the registration statement, SpeechSwitch will be required to comply with the reporting requirements of the Securities Exchange Act of 1934 and to file with the Commission reports, proxy statements and other information as required by the Exchange Act. Additionally, SpeechSwitch will be required to provide annual reports containing audited financial statements to its stockholders in connection with its annual meetings of stockholders. These reports, proxy statements and other information will be available to be inspected and copied at the public reference facilities of the Commission or obtained by mail or over the Internet from the Commission, as described above.

                          INDEX TO FINANCIAL STATEMENTS


Contents                                                                   Page
--------                                                                   ----

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                     F-2

AUDITED FINANCIAL STATEMENTS

         Balance Sheet                                                      F-3

         Statement of Operations                                            F-4

         Statement of Owner's Equity                                        F-5

         Statement of Cash Flows                                            F-6

NOTES TO AUDITED FINANCIAL STATEMENTS                                       F-7

UNAUDITED FINANCIAL STATEMENTS

         Balance Sheet                                                      F-17

         Statement of Operations                                            F-18

         Statement of Stockholder's Equity                                  F-19

         Statement of Cash Flows                                            F-20

NOTES TO UNAUDITED FINANCIAL STATEMENTS                                     F-21

SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION                     F-31

         Condensed Unaudited Pro Forma Balance Sheet                        F-32

         Unaudited Pro Forma Statement of Operations                        F-33

         Unaudited Pro Forma Statement of Operations                        F-34

NOTES TO CONDENSED UNAUDITED PRO FORMA FINANCIAL INFORMATION                F-35

                                     [LOGO]
                          Mendlowitz Weitsen, LLP, CPAs
               K2 Brier Hill Court, East Brunswick, NJ 08816-3341
            Tel: 732.613.9700 Fax: 732.613.9705 E-mail: mw@MWLLP.com
                                  www.mwllp.com

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDER'S
OF SPEECHSWITCH, INC.

Matawan, New Jersey

We have audited the accompanying balance sheet of the auto attendant, name dialer and speech SDK software business of iVoice, Inc. (SpeechSwitch, Inc., a wholly owned subsidiary of iVoice, Inc.) as of December 31, 2003 and the related statements of operations, owner's equity and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the auto attendant, name dialer and speech SDK software business of iVoice, Inc. (SpeechSwitch, Inc.) as of December 31, 2003, and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

These financial statements have been derived from the consolidated financial statements and accounting records of iVoice, Inc., and reflect significant assumptions and allocations. Moreover, as indicated in Note 1, the Company relies on iVoice, Inc. for administrative, management, research and other services. Accordingly, these financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone Company.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company had net losses and negative cash flows from operations for the years ended December 31, 2003 and 2002, and as of those dates had negative working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/Mendlowitz Weitsen, LLP
                                          MENDLOWITZ WEITSEN, LLP
East Brunswick, New Jersey
November 11, 2004

                               SPEECHSWITCH, INC.
                                  BALANCE SHEET
                                December 31, 2003


                                    ASSETS
                                    ------

CURRENT ASSETS
  Accounts receivables                                             $     1,255
  Inventory, net                                                         4,819
  Costs in excess of billing                                             1,165
                                                                   -----------
  Total current assets                                                   7,239
                                                                   -----------

OTHER ASSETS
  Intangible assets, net                                                24,000
                                                                   -----------
  Total other assets                                                    24,000
                                                                   -----------

    TOTAL ASSETS                                                   $    31,239
                                                                   ===========

                        LIABILITIES AND OWNER'S EQUITY
                        ------------------------------

CURRENT LIABILITIES
  Deferred maintenance contracts                                   $     2,659
                                                                   -----------

      Total current liabilities                                          2,659
                                                                   -----------

COMMITMENTS AND CONTINGENCIES

OWNER'S EQUITY
   Common stock:
    Class A, par value $.00001; Authorized                                --
     10,000,000,000 shares; no shares issued
     and outstanding                                                      --
    Class B, par value $.00001; Authorized                                --
     50,000,000 shares; no shares issued and outstanding                  --
    Class C, par value $.00001; Authorized                                --
     20,000,000 shares; no shares issued and outstanding                  --
   Preferred Stock; Par value $1.00; Authorized
     1,000,000 shares; no shares issued and outstanding                   --
   Net investment - iVoice, Inc.                                     1,761,145
   Additional paid in capital
   Accumulated deficit                                              (1,732,565)
                                                                   -----------

   Total owner's equity                                                 28,580
                                                                   -----------

TOTAL LIABILITIES AND OWNER'S EQUITY                               $    31,239
                                                                   ===========



The Notes to Financial Statements are an integral part of these statements.

                               SPEECHSWITCH, INC.
                             STATEMENT OF OPERATIONS
                 For The Years Ended December 31, 2003 and 2002

                                                           2003         2002
                                                        ---------    ---------

SALES, net                                              $ 130,725    $ 256,267

COST OF SALES                                              52,974       66,023
                                                        ---------    ---------
GROSS PROFIT                                               77,751      190,244
                                                        ---------    ---------

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES
     Selling expenses                                      29,563       51,521
     General & administrative                             244,254      558,380
     Research & development                                55,386       90,836
     Write off of Goodwill                                   --         69,806
     Bad debt Expense                                        --         28,012
     Depreciation & amortization                           44,104       59,222
                                                        ---------    ---------

          Total Selling, General & Administrative
            expense                                       373,307      857,777
                                                        ---------    ---------

     LOSS FROM OPERATIONS                                (295,556)    (667,533)
                                                        ---------    ---------

OTHER INCOME \(EXPENSE)
     Other Income                                          43,276       71,849
     Gain on Sale of Securities held for sale              29,875
     Interest expense                                    (222,377)    (174,539)
                                                        ---------    ---------

     Total other expense                                 (149,226)    (102,690)
                                                        ---------    ---------

LOSS BEFORE INCOME TAXES                                 (444,782)    (770,223)
                                                        ---------    ---------

PROVISION FOR INCOME TAXES                                   --           --
                                                        ---------    ---------

NET LOSS                                                $(444,782)   $(770,223)
                                                        =========    =========

PRO FORMA NET LOSS PER COMMON SHARE:

Basic                                                   $(4,447.82)  $(7,702.23)
                                                        =========    =========

Diluted                                                 $(4,447.82)  $(7,702.23)
                                                        =========    =========


The Notes to Financial Statements are an integral part of these statements.

                               SPEECHSWITCH, INC.
                           STATEMENT OF OWNER'S EQUITY
                 For the Years Ended December 31, 2003 and 2002


                                         Common        Common        Additional     Net                         Total
                                          Stock        Stock          Paid in    Investment    Accumulated      Owner's
                                         Shares        Amount         Capita     iVoice, Inc.     Deficit       Equity
                                         ------        ------         ------     ------------     -------       ------

Balance at January 1, 2002                                                       $  547,524     $ (517,560)    $   29,964

Net transactions with
  iVoice, Inc.                                                                      797,072                       797,072

Net loss for the twelve
  months ended December 31, 2002            --            --             --              --       (770,223)      (770,223)
                                       ---------     ---------         ------    ----------     ----------     ----------

Balance at January 1, 2003                                                        1,344,596     (1,287,783)        56,813

Sale of convertible debentures

Net transactions with iVoice, Inc.                                                  416,549                       416,549

Net loss for the twelve months
  ended December 31, 2003                   --            --             --              --       (444,782)      (444,782)

Balance at December 31, 2003                --      $     --      $      --     $ 1,761,145    $(1,732,565)    $   28,580
                                        ======      ========      =========                    ===========     ==========



The Notes to Financial Statements are an integral part of these statements.

                               SPEECHSWITCH, INC.
                             STATEMENT OF CASH FLOWS
                 For The Years Ended December 31, 2003 and 2002


                                                            2003         2002
                                                         ---------    ---------

CASH FLOW FROM OPERATING ACTIVITIES
  Net loss                                               $(444,782)   $(770,223)

  Depreciation and amortization                             44,104       59,222
  Bad Debt Expense                                                       28,012
  Changes in operating assets and liabilities
    Increase in accounts payable and accrued expenses      (15,871)    (114,083)
                                                         ---------    ---------

  Net cash used in operating activities                   (416,549)    (797,072)
                                                         ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Investment in SpeechSwitch                               416,549      797,072
                                                         ---------    ---------

  Net cash provided by financing activities                416,549      797,072
                                                         ---------    ---------

NET INCREASE (DECREASE) IN CASH                               --           --

CASH - beginning                                              --           --
                                                         ---------    ---------

CASH - end                                               $    --      $    --
                                                         =========    =========
CASH PAID DURING THE YEAR FOR:

  Interest expense                                       $       0    $       0
                                                         =========    =========

  Income taxes                                           $    --      $    --
                                                         =========    =========



The Notes to Financial Statements are an integral part of these statements.

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE 1 - BACKGROUND

SpeechSwitch, Inc. ("SpeechSwitch" or the "Company") was incorporated under the laws of New Jersey on November 10, 2004 as a wholly owned subsidiary of iVoice, Inc. ("iVoice"). The Company received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology 3, Inc., a Nevada corporation and affiliate of the Company. When we refer to or describe any agreement, contract or other written instrument of the Company in these notes, we are referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology 3 and assigned to the Company.

In September 2004, the Board of Directors of iVoice, Inc. resolved to pursue the separation of iVoice software business into three publicly owned companies. iVoice will continue to focus on its own computerized telephony technology and related business development operations. SpeechSwitch intends to continue to develop software which runs on industry-standard hardware and perform speech recognition.

The spin-off transaction will be accomplished by the distribution of certain intellectual property, representing the software codes of speech recognition, and certain accrued liabilities and related party debt into SpeechSwitch (the "Distribution"), the shares of common stock of which are to be distributed to iVoice shareholders in the form of a taxable dividend.

In conjunction with the spin-off, SpeechSwitch has entered into a temporary administrative service agreement with iVoice. The agreement will terminate upon completion of the Distribution. However, if, following the Distribution, SpeechSwitch is unable to replace any or all of the services currently being provided by iVoice under the administrative services agreement, the administrative services agreement will be continued with respect to those services on a month-to-month basis.

SpeechSwitch also intends to assume $190,000 in accrued liabilities and related party debt presently outstanding and incurred by iVoice. The debt being assumed will be convertible into Class B Common Stock of SpeechSwitch at the option of the holder as later described in these notes.

NOTE 2 - BUSINESS OPERATIONS

The Company will continue to develop, market and license the lines of business relating to iVoice's Speech-Enabled Auto Attendant, Name Dialer and Speech Software Developers Kit (Speech SDK) products, which were developed by iVoice. Speech recognition is used to recognize what a person says, and through the use of natural language understanding, derives the meaning of what is said. The Company also offers a range of support services that enable its customers and channel partners to develop voice-driven applications that use the Company's software.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

of the Company as a going concern. The Company has traditionally operated as a non-reporting component of iVoice, Inc. and accordingly these financial statements have been derived from the consolidated financial statements and accounting records of iVoice, Inc., and reflect significant assumptions and allocations. The Company relies on iVoice, Inc. for administrative, management, research and other services. These financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone Company.

As of December 31, 2003, the Company had a net loss, a negative cash flow from operations as well as negative working capital. These matters raise substantial doubt about the Company's ability to continue as a going concern. Therefore, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to raise capital and/or generate positive cash flow from operations.

In order to provide necessary working capital, in August 2004, the Company entered into a subscription agreement, pursuant to which the Company issued $400,000 of secured convertible debentures in August 2004, and will issue an additional $400,000 of secured convertible debentures around the time of filing of the registration statement for the Class A Common Stock and an additional $200,000 of secured convertible debentures based on the effectiveness of the registration statement. Interest on the notes is payable at 5% per annum and the notes are convertible into the Company's Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement, or
(b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five (5) trading days immediately preceding the conversion date. Additionally, the Company has also entered into a Standby Equity Distribution Agreement where the Company may, at its discretion, periodically sell to an investor shares of Class A Common Stock to raise capital to fund working capital needs. These two financing transactions will require the Company to register its common stock under
Section 12 (g) of the U.S. Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE  4  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a)    Basis of Presentation

The accompanying financial statements have been derived from the consolidated financial statements and accounting records of iVoice using the historical results of operations and historical basis of assets and liabilities of the Company's speech recognition software business. Management believes the assumptions underlying the financial statements are reasonable. However, the financial statements included herein may not necessarily reflect the Company's results of

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

operations, financial position, and cash flows in the future or what its results of operations, financial position and cash flows would have had the Company been a stand-alone company during the periods presented.

      b)    Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      c)    Software License Costs

Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-development codes and systems developed by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated un-discounted cash flow benefit related to the asset falls below the unamortized cost. Historically the Interactive Voice Response software technology has produced limited sales revenue. However, management believes that the limited sales generated result from a lack of application of Company sales and marketing resources to the software, It is Management's plan to devote such resources to its software technology to recognize the technology's potential value and therefore, no impairment loss has been recorded.

      d)    Revenue Recognition

The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) service. The Company's standard license agreement provides for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed and is considered the warranty period. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

maintenance period. It is also the Company's policy to not provide customers the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

With respect to customer support services, upon the completion of one year from the date of sale, considered to be the warrantee period, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenue and recognized over the respective terms of the agreements.

      e)    Product Warranties

The Company estimates its warranty costs based on historical warranty claims experience in estimating potential warranty claims. Due to the limited sales of the Company's products, management has determined that warranty costs are immaterial and has not included an accrual for potential warranty claims. Presently, costs related to warranty coverage are expensed as incurred. Warranty claims are reviewed quarterly to verify that warranty liabilities properly reflect any remaining obligation based on the anticipated expenditures over the balance of the obligation period.

      f)    Research and development costs

Research and development costs will be charged to expense as incurred.

      g)    Inventory

Inventory, consisting primarily of system components such as computer components, voice cards, and monitors, is valued at the lower of cost or market. Cost is determined on a first-in, first-out basis.

      h)    Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board ("FASB") of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company, not being a separate reporting entity, will not receive any benefit from the approximately $1,700,000 net operating loss allocated to the speech recognition software business contained in these financial statements

      i)    Organization Costs

Organization costs consist primarily of professional and filing fees relating to the formation of the Company. These costs have been expensed.

      j)    Intangible Assets

In May and in December 2003, the Company was issued two patents by the U.S Patent and Trademark Office for its Speech-Enabled Automatic Telephone Dialer. The patents expire 20 years from the date of the original patent filings. All accumulated costs incurred with respect to the Company's patent filings have been capitalized. Costs related specifically to the awarded patents are now being amortized on a straight basis over the life of the patents. All capitalized intangibles have been reviewed for impairment at December 31, 2003. In doing so, management has determined that no write-down for impairment is required.

      k)    Earnings Per Share

SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

The computation of basic pro forma EPS is computed by dividing income available to common shareholders by the expected number of shares to be issued in connection with the Company's proposed spin-off from iVoice, Inc. Diluted earnings per share gives effect to all dilutive potential Common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the Company's net loss position. Since the earnings per share information is being shown on a pro forma basis, only the most recent year has been presented. The shares used in the computation are as follows:

                                          As of December 31, 2003
                                          -----------------------

Pro Forma Basis and diluted purposes                100

      l)    Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities, As of December 31, 2003 and 2002, the Company has

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

no items that represent comprehensive income, and thus, has not included a statement of comprehensive income.

      m)    Recent Accounting Pronouncements

In December 2003, the FASB issued Interpretation No. 46-R, "Consolidation of Variable Interest Entities" (FIN 46-R). FIN 46-R, which modifies certain provisions and effective dates of FIN No. 46, sets forth criteria to be used in determining whether an investment in a variable interest entity should be consolidated, and is based on the general premise that companies that control another entity through interests other than voting interests should consolidate the controlled entity. The provisions of FIN 46 became effective for the Company during the third quarter of Fiscal 2004. The adoption of this new standard did not have any impact on the Company's financial position, results of operations or cash flows.

In December, 2003, the FASB issued a revision to SFAS No. 132 "Employers' Disclosures about Pensions and Other Post retirement Benefits." This revised statement requires additional annual disclosures regarding types of pension plan assets, investment strategy, future plan contributions, expected benefit payments and other items. The statement also requires quarterly disclosure of the components of net periodic benefit cost and plan contributions. This currently has no effect on the Company.

NOTE 5 - RELATED PARTY TRANSACTIONS

During the years ended December 31, 2003 and December 31, 2002, iVoice allocated operating costs of $373,307 and $857,777, respectively to SpeechSwitch. These allocations are reflected in the selling, general and administrative, cost of revenue and research and development line items in our statement s of operations. The general corporate expense allocation is primarily for cash management, selling expense, legal, accounting, tax, insurance, public relations, advertising, and human resources. Other general categories of operating expense, as well as other income and expense, have been allocated to SpeechSwitch by iVoice based upon a ratio of revenue of SpeechSwitch over total iVoice revenue for the applicable periods. Management believes the costs of these services charged are a reasonable representation of the costs that would have been incurred if SpeechSwitch had performed these functions as a stand-alone company.

In conjunction with the spin-off, SpeechSwitch has entered into a temporary administrative services agreement with iVoice. The agreement will terminate upon completion of the Distribution.

NOTE 6  -  INCOME TAXES

The reconciliation of the effective income tax rate to the Federal Statutory rate is as follows:

                  Federal Income Tax Rate                     (34.0)%
                  Deferred Tax charge (Credit)                   .-
                  Effect on Valuation Allowance                38.1 %
                  State Income Tax, Net of Federal Benefits   ( 4.1)%
                  Effective Income Tax Rate                     0.0 %

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


Prior to the spin-off, the Company was included as part of iVoice's consolidated federal income tax return. However, the income tax expense presented in these financial statements has been computed on a separate return basis.

NOTE 7  -  COMMITMENTS AND CONTINGENCIES

As discussed in Note 3, the Company has entered into a subscription agreement with certain purchasers for the sale of $ 1,000,000 in convertible debentures. The notes will be convertible into Class A Common Stock at the discretion of the holders. Additionally, the Company has entered into a Standby Equity Distribution Agreement whereby the Company, at its discretion, may periodically sell to an investor shares of Class A Common Stock to raise capital to fund its working capital needs. These transactions will require the Company to register its common stock under Section 12 (g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financial transactions.

The Company will also assume an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and Non-Executive Chairman of the Board of SpeechSwitch. This amount is related to funds loaned to iVoice and unrelated to the operations of Speech Switch. The note will bear interest at the rate of Prime plus 2.0% per annum on the unpaid balance until paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one share of SpeechSwitch Class B Common Stock, par value $.01 per share, for each dollar owed, (ii) the number of shares of SpeechSwitch Class A Common Stock calculated by dividing (x) the sum of the principal and interest that the Note holder has requested to have prepaid by
(y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

As of November 8, 2004, the Company entered into a one year employment contract with Bruce R. Knef, its President and Chief Executive Officer. The Company will pay Mr. Knef a base salary of $85,000 during the term. Mr. Knef can earn bonuses based on the Company achieving certain levels of sales and profitability.

The Company entered into a five-year employment agreement with Jerome Mahoney, its non-executive Chairman of the Board of Directors, effective August 3, 2004. The Company will compensate Mr. Mahoney with a base salary of $85,000 for the first year with annual increases based on the Consumer Price Index. Mr. Mahoney will also be entitled to certain bonuses based on the Company achieving certain levels of sales and profitability and will also be entitled to certain bonuses based on mergers and acquisitions completed by the Company.

NOTE  8  -  CAPITAL STOCK

Pursuant to SpeechSwitch's certificate of incorporation, as amended, the Company is authorized to issue 10,000,000,000 shares of Class A Common Stock, no par value per share, 50,000,000 shares of Class B Common Stock, par value $0.01 per share, 20,000,000 shares of Class C Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value of $1.00 per share. Below is a description of SpeechSwitch's outstanding securities, including Class A Common Stock, Class B Common Stock, Class C Common Stock, and Preferred Stock.

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


      a)    Class A Common Stock

      As of September 30, 2004, there are 2,000 shares of Class A Common Stock authorized, no par value, and 100 shares were issued and outstanding.

      Each holder of Class A Common Stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for payment of dividends. The Company has never paid any dividends on its common stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance its growth objectives.

      b)    Class B Common Stock

      As of September 30, 2004, there are 50,000,000 shares of Class B Common Stock authorized, par value $.01 per share. Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 20% discount of the lowest price that SpeechSwitch, Inc. had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions. As of September 30, 2004, no shares were issued or outstanding.

      c)    Class C Common Stock

      As of September 30, 2004, there are 20,000,000 shares of Class C Common Stock authorized, par value $.01 per share. Each holder of Class C Common Stock is entitled to 1,000 votes for each share held of record. Shares of Class C Common Stock are not convertible into Class A Common Stock. Upon liquidation, dissolution or wind-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. As of September 30, 2004, no shares were issued or outstanding;

      d)    Preferred Stock

      SpeechSwitch is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share, 160 shares of which have been designated as Series A 5% Convertible Preferred Stock. As of September 30, 2004, SpeechSwitch has not issued any shares of Preferred Stock.

      e)    Series A 5% Convertible Preferred Stock

      In partial consideration of and exchange for the assets that SpeechSwitch will receive pursuant to the spin-off of the speech recognition software business, SpeechSwitch will issue 120 shares of Series A 5% Convertible Preferred Stock to iVoice.

      The par value of each share of Series A 5% Convertible Preferred Stock is $1.00 per share and the stated value of each share is Twenty-Five Thousand Dollars ($25,000) per share. Dividends are payable quarterly on the Series A 5% Convertible Preferred Stock on the last day

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


of each calendar quarter in an amount equal to 5% per annum of the stated value of the Series A 5% Convertible Preferred Stock. Dividends are payable, at the option of SpeechSwitch, in cash or, with the consent of the holders of Series A 5% Convertible Preferred Stock, in shares of Class A Common Stock valued at the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the dividend payment date.

      Each dividend shall be payable in equal quarterly amounts on each March 31, June 30, September 30 and December 31 of each year, commencing March 31, 2005 (provided that such initial dividend payment shall include all dividends accrued from the Closing Date until the initial Dividend Payment Due Date.

      Each share of Series A 5% Convertible Preferred Stock is convertible into shares of Class A Common Stock of the Company at a price equal to the lesser of
(a) an amount equal to one hundred twenty-five percent (125%) of the closing bid price of the Class A Common Stock as of the conversion date, or (b) an amount equal to 80% of the lowest closing bid price of Class A Common Stock for the five trading days immediately preceding the conversion date.

      In the event of the liquidation of SpeechSwitch, the holders of Series A 5% Convertible Preferred Stock will be entitled to receive a liquidation preference before any amounts are paid to holders of any class of SpeechSwitch common stock. The liquidation preference is an amount equal to 125% of the stated value of the Series A 5% Convertible Preferred Stock plus any accrued and unpaid dividends on that stock through the liquidation date.

      The holders of Series A 5% Convertible Preferred Stock will have no right to vote, except as otherwise provided by law.


NOTE 9 -  SUBSEQUENT EVENTS

On November 4, 2004 iVoice announced that it intends to distribute to iVoice's shareholders all common stock shares of its newly formed subsidiary Speech Switch, Inc.

The following two financing transactions will require the Company to register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

In August 2004, the Company entered into an agreement with Sloan Securities Corporation to act as an agent for the private placement of secured convertible debentures to Cornell Capital Partners, L.P. Under the placement agent agreement, the Company agreed to issue to Sloan on or about the date of effectiveness of the registration statement for the Class A Common Stock a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of such registration statement. In August 2004, the Company issued $400,000 of secured convertible debentures and will issue an additional $400,000 of secured convertible debentures around the time of filing of the registration statement for the Class A Common Stock and an additional $200,000 of secured convertible debentures based on the effectiveness of the registration statement, to Cornell Capital Partners. Each of the debentures are convertible into shares of Class A Common Stock at a price

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures have a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures may be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures are secured by a first priority security interest in substantially all of the assets of SpeechSwitch.

Effective August 12, 2004, SpeechSwitch entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. Under this agreement, SpeechSwitch may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. SpeechSwitch will be entitled to commence drawing funds under this agreement when the resale of the Class A Common Stock issuable under the equity line of credit is registered with the Securities and Exchange Commission, and the equity line of credit will remain outstanding for two years thereafter. The purchase price for the shares will be equal to 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that SpeechSwitch delivers to Cornell Capital Partners a notice requiring it to advance funds to the Company. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. In addition, Cornell Capital Partners will receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective. To date, SpeechSwitch has not drawn down on the equity line of credit.

                               SPEECHSWITCH, INC.
                                  BALANCE SHEET
                               September 30, 2004
                                   (Unaudited)

                                    ASSETS
                                    ------

CURRENT ASSETS
  Cash                                                                 326,520
  Accounts Receivables                                                  10,000
  Inventory                                                              4,882
  Prepaid expenses                                                     140,000
                                                                   -----------
  Total current assets                                                 481,402

PROPERTY AND EQUIPMENT, net
    Property and Equipment, net                                            448

OTHER ASSETS
Intangible assets, net                                                  16,800

    TOTAL ASSETS                                                   $   498,650
                                                                   ===========

                     LIABILITIES AND STOCKHOLDER'S EQUITY
                     ------------------------------------

CURRENT LIABILITIES
  Accounts payable and accrued expense                             $     3,378
  Deferred maintenance contracts                                         2,205
5% Convertible debentures                                              400,000
                                                                   -----------

     Total current liabilities                                         405,583
                                                                   -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY
   Common stock:
    Class A, par value $.00001; Authorized                                --
     10,000,000,000 shares; 100 shares issued
     and outstanding                                                      --
    Class B, par value $.00001; Authorized                                --
     50,000,000 shares; no shares issued
     and outstanding                                                      --
    Class C, par value $.00001; Authorized                                --
     20,000,000 shares; no shares issued
     and outstanding                                                      --
   Preferred Stock; Par value $1.00; Authorized
     1,000,000 shares; no shares issued and outstanding                   --
   Net investment - iVoice, Inc.                                     2,373,591
   Additional paid in capital                                          100,000
   Accumulated deficit                                              (2,380,524)
                                                                   -----------
   Total stockholder's equity                                           93,067
                                                                   -----------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                         $   498,650
                                                                   ===========


The Notes to the Financial Statements are an integral part of these statements.

                               SPEECHSWITCH, INC.
                             STATEMENT OF OPERATIONS
              For The Nine Months Ended September 30, 2004 and 2003
                                   (Unaudited)

                                                           2004         2003
                                                        ---------    ---------

SALES, net                                              $  79,305    $ 103,214

COST OF SALES                                              30,293       39,168
                                                        ---------    ---------

GROSS PROFIT                                               49,012       64,046
                                                        ---------    ---------

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES
     Selling expenses                                      23,264       22,764
     General & administrative                             291,924      157,783
     Research & development                                25,961       46,192
     Depreciation & amortization                           18,522       32,385
                                                        ---------    ---------
          Total Selling, General & Administrative
            expense                                       359,671      259,124

LOSS FROM OPERATIONS                                     (310,659)    (195,078)
                                                        ---------    ---------

OTHER INCOME \(EXPENSE)
     Other Income                                          84,028          319
     Interest expense                                    (421,329)     (88,003)
                                                        ---------    ---------

     Total other expense                                 (337,301)     (87,684)
                                                        ---------    ---------

LOSS BEFORE INCOME TAXES                                 (647,960)    (282,762)
                                                        =========    =========

PROVISION FOR INCOME TAXES                                   --           --
                                                        ---------    ---------

NET LOSS                                                $(647,960)   $(282,762)
                                                        =========    =========

PRO FORMA NET LOSS PER COMMON SHARE:

Basic                                                   $(6,479.60)  $(2,827.62)
                                                        =========    =========

Diluted                                                 $(6,479.60)  $(2,827.62)
                                                        =========    =========



The Notes to the Financial Statements are an integral part of these statements.

                               SPEECHSWITCH, INC.
                        STATEMENT OF STOCKHOLDER'S EQUITY
              For the Nine Months Ended September 30, 2004 and 2003
                                   (Unaudited)


                                         Common       Common    Additional         Net                          Total
                                          Stock       Stock      Paid in        Investment     Accumulated      Owner's
                                         Shares       Amount     Capita         iVoice, Inc.     Deficit        Equity
                                         ------       ------    ----------      ------------   -----------     --------

Balance at January 1, 2004                                                      $ 1,761,145    $(1,732,565)   $   28,580

Issuance of common stock                   100           --                                                           --

Sale of convertible debentures                                  $   100,000                                      100,000

Net transactions with iVoice, Inc.                                                  612,446                      612,446

Net loss for the nine months ended
    September 30, 2004                      --           --              --              --       (647,960)     (647,960)
                                        ------       ------     -----------     -----------    -----------    ----------
Balance at September 30, 2004              100       $   --     $   100,000     $ 2,373,591    $(2,380,525)   $   93,066
                                        ======       ======     ===========     ===========    ===========    ==========


The Notes to the Financial Statements are an integral part of these statements.


                               SPEECHSWITCH, INC.
                             STATEMENT OF CASH FLOWS
              For The Nine Months Ended September 30, 2004 and 2003
                                   (Unaudited)

                                                            2004          2003
                                                            ----          ----

CASH FLOW FROM OPERATING ACTIVITIES
  Net loss                                              $  (647,959)   $  (282,765)
  Adjustments to reconcile net loss to net
  cash (used in) provided by operating activities
  Depreciation and amortization                              18,522         32,385
  Changes in operating assets and liabilities
    Increase in accounts payable and accrued expenses      (156,041)        (4,632)
                                                        -----------    -----------
  Net cash used in operating activities                    (785,478)      (255,012)
                                                        -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property plant and equipment                     (448)          --
                                                        -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Investment in Speech Switch Technology                    612,448        255,012
  Sale of convertible debentures                            400,000

  Paid in Capital                                           100,000           --
                                                        -----------    -----------

  Net cash provided by financing activities               1,112,446        255,012
                                                        -----------    -----------

NET INCREASE (DECREASE) IN CASH                             326,520           --

CASH - beginning                                               --             --
                                                        -----------    -----------

CASH - end                                              $   326,520    $      --
                                                        ===========    ===========

CASH PAID DURING THE YEAR FOR:

  Interest expense                                      $         0    $         0
                                                        ===========    ===========

  Income taxes                                          $      --      $      --
                                                        ===========    ===========


SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES

For the Nine Months Ended September 30, 2003
--------------------------------------------

The Company issued $140,000 on August 12, 2004 of its 5% Convertible Debentures with a 20% beneficial conversion feature. The beneficial conversion has been recorded as a prepaid financing cost until such time as the Company's Class A common stock into which the debentures are convertible is registered. Upon effective registration of the Company's common stock, any amounts capitalized as beneficial conversion feature will be charged to expense in accordance with EITF Issue 98-5.

The Notes to the Financial Statements are an integral part of these statements.

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004


NOTE 1 - BACKGROUND

SpeechSwitch, Inc. ("SpeechSwitch" or the "Company") was incorporated under the laws of New Jersey on November 10, 2004 as a wholly owned subsidiary of iVoice, Inc. ("iVoice"). The Company received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology 3, Inc., a Nevada corporation and affiliate of the Company. When we refer to or describe any agreement, contract or other written instrument of the Company in these notes, we are referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology 3 and assigned to the Company.

In September 2004, the Board of Directors of iVoice, Inc. resolved to pursue the separation of iVoice software business into three publicly owned companies. iVoice will continue to focus on its own computerized telephony technology and related business development operations. SpeechSwitch intends to continue to develop software which runs on industry-standard hardware and perform speech recognition.

The spin-off transaction will be accomplished by the distribution of certain intellectual property, representing the software codes of speech recognition, and certain accrued liabilities and related party debt into SpeechSwitch (the "Distribution"), the shares of common stock of which are to be distributed to iVoice shareholders in the form of a taxable dividend.

In conjunction with the spin-off, SpeechSwitch has entered into a temporary administrative service agreement with iVoice. The agreement will terminate upon completion of the Distribution. However, if, following the Distribution, SpeechSwitch is unable to replace any or all of the services currently being provided by iVoice under the administrative services agreement, the administrative services agreement will be continued with respect to those services on a month-to-month basis.

SpeechSwitch also intends to assume $190,000 in accrued liabilities and related party debt presently outstanding and incurred by iVoice. The debt being assumed will be convertible into Class B Common Stock of SpeechSwitch at the option of the holder as later described in these notes.


NOTE 2 - BUSINESS OPERATIONS

The Company will continue to develop, market and license the lines of business relating to iVoice's Speech-Enabled Auto Attendant, Name Dialer and Speech Software Developers Kit (Speech SDK) products, which were developed by iVoice. Speech recognition is used to recognize what a person says, and through the use of natural language understanding, derives the meaning of what is said. The Company also offers a range of support services that enable its customers and channel partners to develop voice-driven applications that use the Company's software.

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004


NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has traditionally operated as a non-reporting component of iVoice, Inc. and accordingly these financial statements have been derived from the consolidated financial statements and accounting records of iVoice, Inc., and reflect significant assumptions and allocations. The Company relies on iVoice, Inc. for administrative, management, research and other services. These financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone Company.

As of December 31, 2003, the Company had a net loss, a negative cash flow from operations as well as negative working capital. These matters raise substantial doubt about the Company's ability to continue as a going concern. Therefore, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to raise capital and/or generate positive cash flow from operations.

In order to provide necessary working capital, in August 2004, the Company entered into a subscription agreement, pursuant to which the Company issued $400,000 of secured convertible debentures in August 2004, and will issue an additional $400,000 of secured convertible debentures around the time of filing of the registration statement for the Class A Common Stock and an additional $200,000 of secured convertible debentures based on the effectiveness of the registration statement. Interest on the notes is payable at 5% per annum and the notes are convertible into the Company's Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement, or
(b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five (5) trading days immediately preceding the conversion date. Additionally, the Company has also entered into a Standby Equity Distribution Agreement where the Company may, at its discretion, periodically sell to an investor shares of Class A Common Stock to raise capital to fund working capital needs. These two financing transactions will require the Company to register its common stock under
Section 12 (g) of the U.S. Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE  4  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a)    Basis of Presentation

The accompanying financial statements have been derived from the consolidated financial statements and accounting records of iVoice using the historical results of operations and historical basis of assets and liabilities of the Company's speech recognition software business. Management believes the assumptions underlying the financial statements are reasonable.

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004


However, the financial statements included herein may not necessarily reflect the Company's results of operations, financial position, and cash flows in the future or what its results of operations, financial position and cash flows would have had the Company been a stand-alone company during the periods presented.

      b)    Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      c)    Software License Costs

Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-development codes and systems developed by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated un-discounted cash flow benefit related to the asset falls below the unamortized cost. Historically the Interactive Voice Response software technology has produced limited sales revenue. However, management believes that the limited sales generated result from a lack of application of Company sales and marketing resources to the software, It is Management's plan to devote such resources to its software technology to recognize the technology's potential value and therefore, no impairment loss has been recorded.

      d)    Revenue Recognition

The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) service. The Company's standard license agreement provides for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed and is considered the warranty period. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004


The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy to not provide customers the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

With respect to customer support services, upon the completion of one year from the date of sale, considered to be the warrantee period, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenue and recognized over the respective terms of the agreements.

      e)    Product Warranties

The Company estimates its warranty costs based on historical warranty claims experience in estimating potential warranty claims. Due to the limited sales of the Company's products, management has determined that warranty costs are immaterial and has not included an accrual for potential warranty claims. Presently, costs related to warranty coverage are expensed as incurred. Warranty claims are reviewed quarterly to verify that warranty liabilities properly reflect any remaining obligation based on the anticipated expenditures over the balance of the obligation period.

      f)    Research and development costs

Research and development costs will be charged to expense as incurred.

      g)    Inventory

Inventory, consisting primarily of system components such as computer components, voice cards, and monitors, is valued at the lower of cost or market. Cost is determined on a first-in, first-out basis.

      h)    Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board ("FASB") of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004


statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company, not being a separate reporting entity, will not receive any benefit from the approximately $2,400,000 net operating loss allocated to the speech recognition software business contained in these financial statements.

      i)    Property and equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, generally five to seven years. Maintenance and repairs are charged to expense as incurred.

      j)    Organization Costs

Organization costs consist primarily of professional and filing fees relating to the formation of the Company. These costs have been expensed.

      k)    Intangible Assets

In May and in December 2003, the Company was issued two patents by the U.S Patent and Trademark Office for its Speech-Enabled Automatic Telephone Dialer. The patents expire 20 years from the date of the original patent filings. All accumulated costs incurred with respect to the Company's patent filings have been capitalized. Costs related specifically to the awarded patents are now being amortized on a straight basis over the life of the patents. All capitalized intangibles have been reviewed for impairment at December 31, 2003. In doing so, management has determined that no write-down for impairment is required.

      l)    Earnings Per Share

SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

The computation of basic pro forma EPS is computed by dividing income available to common shareholders by the expected number of shares to be issued in connection with the Company's proposed spin-off from iVoice, Inc. Diluted earnings per share gives effect to all dilutive potential Common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the Company's net loss position. Since the earnings per share information is being shown on a pro forma basis, only the most recent year has been presented. The shares used in the computation are as follows:

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004


                                          As of September 30, 2004
                                          ------------------------

Pro Forma Basis and diluted purposes                 100

      m)    Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities, As of December 31, 2003 and 2002, the Company has no items that represent comprehensive income, and thus, has not included a statement of comprehensive income.

      n)    Recent Accounting Pronouncements

In December 2003, the FASB issued Interpretation No. 46-R, "Consolidation of Variable Interest Entities" (FIN 46-R). FIN 46-R, which modifies certain provisions and effective dates of FIN No. 46, sets forth criteria to be used in determining whether an investment in a variable interest entity should be consolidated, and is based on the general premise that companies that control another entity through interests other than voting interests should consolidate the controlled entity. The provisions of FIN 46 became effective for the Company during the third quarter of Fiscal 2004. The adoption of this new standard did not have any impact on the Company's financial position, results of operations or cash flows.

In December, 2003, the FASB issued a revision to SFAS No. 132 "Employers' Disclosures about Pensions and Other Post retirement Benefits." This revised statement requires additional annual disclosures regarding types of pension plan assets, investment strategy, future plan contributions, expected benefit payments and other items. The statement also requires quarterly disclosure of the components of net periodic benefit cost and plan contributions. This currently has no effect on the Company.

NOTE 5 - RELATED PARTY TRANSACTIONS

During the nine months ended September 30, 2004 and 2003, iVoice allocated operating costs of $359,671 and $259,124, respectively to SpeechSwitch. These allocations are reflected in the selling, general and administrative, cost of revenue and research and development line items in our statements of operations. The general corporate expense allocation is primarily for cash management, selling expense, legal, accounting, tax, insurance, public relations, advertising, and human resources. Other general categories of operating expense, as well as other income and expense, have been allocated to SpeechSwitch by iVoice based upon a ratio of revenue of SpeechSwitch over total iVoice revenue for the applicable periods. Management believes the costs of these services charged are a reasonable representation of the costs that would have been incurred it SpeechSwitch had performed these functions as a stand-alone company.

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004


In conjunction with the spin-off, SpeechSwitch has entered into a temporary administrative services agreement with iVoice. The agreement will terminate upon completion of the Distribution.

NOTE 6 - CONVERTIBLE DEBENTURES AND EQUITY LINE OF CREDIT

In August 2004, the Company entered into an agreement with Sloan Securities Corporation to act as an agent for the private placement of secured convertible debentures to Cornell Capital Partners, L.P. Under the placement agent agreement, the Company agreed to issue to Sloan on or about the date of effectiveness of the registration statement for the Class A Common Stock a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of such registration statement. In August 2004, the Company issued $400,000 of secured convertible debentures and will issue an additional $400,000 of secured convertible debentures around the time of filing of the registration statement for the Class A Common Stock and an additional $200,000 of secured convertible debentures based on the effectiveness of the registration statement, to Cornell Capital Partners. Each of the debentures are convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures have a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures may be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures are secured by a first priority security interest in substantially all of the assets of SpeechSwitch.

Effective August 12, 2004, SpeechSwitch entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. Under this agreement, SpeechSwitch may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. SpeechSwitch will be entitled to commence drawing funds under this agreement when the resale of the Class A Common Stock issuable under the equity line of credit is registered with the Securities and Exchange Commission, and the equity line of credit will remain outstanding for two years thereafter. The purchase price for the shares will be equal to 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that SpeechSwitch delivers to Cornell Capital Partners a notice requiring it to advance funds to the Company. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. In addition, Cornell Capital Partners will receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective. To date, SpeechSwitch has not drawn down on the equity line of credit.

NOTE 7  -  INCOME TAXES

The reconciliation of the effective income tax rate to the Federal Statutory rate is as follows:

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004


Federal Income Tax Rate                      (34.0)%

Deferred Tax charge (Credit)                     .-

Effect on Valuation Allowance                  38.1 %

State Income Tax, Net of Federal Benefits      (4.1)%

Effective Income Tax Rate                       0.0%

Prior to the spin-off, the Company was included as part of iVoice's consolidated federal income tax return. However, the income tax expense presented in these financial statements has been computed on a separate return basis.

NOTE 8  -  COMMITMENTS AND CONTINGENCIES

As discussed in Note 3, the Company has entered into a subscription agreement with certain purchasers for the sale of $ 1,000,000 in convertible debentures. The notes will be convertible into Class A Common Stock at the discretion of the holders. Additionally, the Company has entered into a Standby Equity Distribution Agreement whereby the Company, at its discretion, may periodically sell to an investor shares of Class A Common Stock to raise capital to fund its working capital needs. These transactions will require the Company to register its common stock under Section 12 (g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financial transactions.

The Company will also assume an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and Non-Executive Chairman of the Board of SpeechSwitch. This amount is related to funds loaned to iVoice and is unrelated to the operations of Speech Switch. The note will bear interest at the rate of Prime plus 2.0% per annum on the unpaid balance until paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one share of SpeechSwitch Class B Common Stock, par value $.01 per share, for each dollar owed, (ii) the number of shares of SpeechSwitch Class A Common Stock calculated by dividing (x) the sum of the principal and interest that the Note holder has requested to have prepaid by
(y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

The Company entered into a one year employment contract with Bruce R. Knef, its President and Chief Executive Officer, as of Novmeber 8, 2004. The Company will pay Mr. Knef a base salary of $85,000 during the term. Mr. Knef can earn bonuses based on the Company achieving certain levels of sales and profitability.

The Company entered into a five-year employment agreement with Jerome Mahoney, its non-executive Chairman of the Board of Directors, effective August 3, 2004. The Company will compensate Mr. Mahoney with a base salary of $85,000 for the first year with annual increases based on the Consumer Price Index. Mr. Mahoney will also be entitled to certain bonuses based

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004


on the Company achieving certain levels of sales and profitability and will also be entitled to certain bonuses based on mergers and acquisitions completed by the Company.

NOTE 9  -  CAPITAL STOCK

Pursuant to SpeechSwitch's certificate of incorporation, as amended, the Company is authorized to issue 10,000,000,000 shares of Class A Common Stock, no par value per share, 50,000,000 shares of Class B Common Stock, par value $0.01 per share, 20,000,000 shares of Class C Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value of $1.00 per share. Below is a description of SpeechSwitch's outstanding securities, including Class A Common Stock, Class B Common Stock, Class C Common Stock, and Preferred Stock.

      a)    Class A Common Stock

As of September 30, 2004, there are 2,000 shares of Class A Common Stock authorized, no par value, and 100 shares were issued and outstanding.

Each holder of Class A Common Stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for payment of dividends. The Company has never paid any dividends on its common stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance its growth objectives.

      b)    Class B Common Stock

As of September 30, 2004, there are 50,000,000 shares of Class B Common Stock authorized, par value $.01 per share. Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 20% discount of the lowest price that SpeechSwitch, Inc. had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions. As of September 30, 2004, no shares were issued or outstanding.

      c)    Class C Common Stock

As of September 30, 2004, there are 20,000,000 shares of Class C Common Stock authorized, par value $.01 per share. Each holder of Class C Common Stock is entitled to 1,000 votes for each share held of record. Shares of Class C Common Stock are not convertible into Class A Common Stock. Upon liquidation, dissolution or wind-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. As of September 30, 2004, no shares were issued or outstanding;

      d)    Preferred Stock

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004


SpeechSwitch is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share, 160 shares of which have been designated as Series A 5% Convertible Preferred Stock. As of September 30, 2004, SpeechSwitch has not issued any shares of Preferred Stock.

      e)    Series A 5% Convertible Preferred Stock

In partial consideration of and exchange for the assets that SpeechSwitch will receive pursuant to the spin-off of the speech recognition software business, SpeechSwitch will issue 120 shares of Series A 5% Convertible Preferred Stock to iVoice.

The par value of each share of Series A 5% Convertible Preferred Stock is $1.00 per share and the stated value of each share is Twenty-Five Thousand Dollars ($25,000) per share. Dividends are payable quarterly on the Series A 5% Convertible Preferred Stock on the last day of each calendar quarter in an amount equal to 5% per annum of the stated value of the Series A 5% Convertible Preferred Stock. Dividends are payable, at the option of SpeechSwitch, in cash or, with the consent of the holders of Series A 5% Convertible Preferred Stock, in shares of Class A Common Stock valued at the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the dividend payment date.

Each dividend shall be payable in equal quarterly amounts on each March 31, June 30, September 30 and December 31 of each year, commencing March 31, 2005 (provided that such initial dividend payment shall include all dividends accrued from the Closing Date until the initial Dividend Payment Due Date.

Each share of Series A 5% Convertible Preferred Stock is convertible into shares of Class A Common Stock of the Company at a price equal to the lesser of (a) an amount equal to one hundred twenty-five percent (125%) of the closing bid price of the Class A Common Stock as of the conversion date, or
(b) an amount equal to 80% of the lowest closing bid price of Class A Common Stock for the five trading days immediately preceding the conversion date.

In the event of the liquidation of SpeechSwitch, the holders of Series A 5% Convertible Preferred Stock will be entitled to receive a liquidation preference before any amounts are paid to holders of any class of SpeechSwitch common stock. The liquidation preference is an amount equal to 125% of the stated value of the Series A 5% Convertible Preferred Stock plus any accrued and unpaid dividends on that stock through the liquidation date.

The holders of Series A 5% Convertible Preferred Stock will have no right to vote, except as otherwise provided by law.

             SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

      The following unaudited pro forma condensed statements of operations for the nine months ended September 30, 2004 and for the year ended December 31, 2003 and the unaudited pro forma condensed balance sheet at December 31, 2003 present the results of operations and financial position of Speech Switch, Inc., assuming that the transactions contemplated by the spin-off had been completed as of the beginning of 2003 with respect to the pro forma consolidated income statements for the nine months ended September 30, 2004 and for the year ended December 31, 2003 with respect to the pro forma consolidated balance sheet. The pro forma adjustments give effect of a spin-off transaction whereby shareholders of the Company's former parent, iVoice Inc., will receive a pro-rata distribution of the Company's shares in the form of a taxable dividend. Under the spin-off transaction, the Company will receive certain intellectual property and liabilities of the Company's former parent, iVoice, Inc. In the opinion of management, they include all material adjustments necessary to reflect, on a pro forma basis, the impact of transactions contemplated by the spin-off on the historical financial information of Speech Switch, Inc.

      The pro forma financial information is presented for informational purposes and does not purport to represent what our financial position and our results of operations actually would have been had the separation and related transactions occurred on the dates indicated. Actual results might have differed from pro forma results if Speech Switch had operated independently. The pro forma financial information should not be relied upon as being indicative of results Speech Switch would have had or of future results after the spin-off. The historical selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the combined financial statements and notes thereto included elsewhere in this prospectus.


                   CONDENSED UNAUDITED PRO FORMA BALANCE SHEET

                                   (UNAUDITED)

                            AS OF SEPTEMBER 30, 2004


                                                           As                Pro Forma
                                                        Reported            Adjustments           Pro Forma
                                                        --------            -----------           ---------
Current Assets
    Cash                                               $ 326,520                                  $ 326,520
    Accounts receivable                                   10,000                                     10,000
    Inventory                                              4,882            $    --                   4,882
    Prepaid expenses                                     140,000                 --                 140,000
                                                       ---------            ---------             ---------
      Total Current Assets                               481,402                 --                 481,402
Property and Equipment, net                                  448                                        448
Other Assets
   Intangibles and Goodwill                               16,800                 --                  16,800
                                                       ---------            ---------             ---------
      Total Other Assets                                  16,800                 --                  16,800
Total Assets                                           $ 498,650            $    --               $ 498,650
                                                       =========            =========             =========
Current Liabilities
   Accounts payable and accrued liabilities                5,583                                      5,583
   Due to iVoice, Inc.                                                           --
   Due to related party                                     --                190,000               190,000
   Convertible debentures                                400,000                 --                 400,000
                                                       ---------            ---------             ---------
      Total current liabilities                          405,583              190,000               595,583
Stockholders equity                                       93,067             (190,000)              (96,933)
                                                       ---------            ---------             ---------
Total Liabilities and Stockholder's Deficit            $ 498,650            $    --               $ 498,650
                                                       =========            =========             =========



See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.


                        PRO FORMA STATEMENT OF OPERATIONS

                                   (UNAUDITED)

                      NINE MONTHS ENDED SEPTEMBER 30, 2004


                                              As                  Pro Forma
                                           Reported              Adjustments              Pro Forma
                                           --------              -----------              ---------

Sales, net                               $    79,305             $      --               $    79,305
Cost of Sales                                 30,293                    --                    30,293
                                         -----------             -----------             -----------
Gross Profit                                  49,012                  49,012
Selling General and
  Administrative Expenses                    359,671                  63,000                 422,671
                                         -----------             -----------             -----------
Income (Loss) from Operations               (310,659)                (63,000)               (373,659
Other Income (Expense)                      (337,301)             (3,009,263)             (3,346,564)
                                         -----------             -----------             -----------
Income (Loss) before Income Taxes           (647,960)             (3,072,263)             (3,720,223)
Provision for Income Taxes                      --                      --                      --
                                         -----------             -----------             -----------
Net Income (Loss)                        $  (647,960)            $(3,072,263)            $(3,720,223)
                                         ===========             ===========             ===========
Net Loss Per Common Share:
    Basic                                                                                $     (0.37)
                                                                                         ===========
    Diluted                                                                              $     (0.37)
                                                                                         ===========



See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.


                        PRO FORMA STATEMENT OF OPERATIONS

                                   (UNAUDITED)

                          YEAR ENDED DECEMBER 31, 2003


                                                As               Pro Forma
                                             Reported            Adjustments         Pro Forma
                                             --------            -----------         ---------

Sales, net                                  $ 130,725                                $ 130,725
Cost of Sales                                  52,974                 --                52,974
                                            ---------            ---------           ---------
Gross Profit                                   77,751                 --                77,751
Selling General and
  Administrative Expenses                     373,307               84,000             457,307
                                            ---------            ---------           ---------
Income (Loss) from Operations                (295,556)           (84,000)-            (379,556)
Other Income (Expense)                       (149,226)             (12,350)           (161,576)
                                            ---------            ---------           ---------
Income (Loss) before Income Taxes            (444,782)             (96,350)           (541,132)

Provision for Income Taxes                       --                   --                  --
                                            ---------            ---------           ---------
Net Income (Loss)                           $(444,782)           $ (96,350)          $(541,132)
                                            =========            =========           =========
Net Loss Per Common Share:
    Basic                                                                            $ (().05)
                                                                                     =========
    Diluted                                                                          $ (().05)
                                                                                     =========



See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.

         NOTES TO CONDENSED UNAUDITED PRO FORMA FINANCIAL INFORMATION

NOTE 1.

      The historical financial statements of Speech Switch, Inc. reflect periods during which Speech Switch did not operate as a separate, independent public company. Certain estimates, assumptions and allocations were made in preparing such financial statements. Therefore, the historical financial statements do not necessarily reflect the results of operations or financial position that would have occurred had Speech Switch been a separate, independent public company during the periods presented, nor are they indicative of future performance.

      Management believes that the estimates, assumptions and allocations made in preparing the historical financial statements are reasonable.

NOTE 2.

      The pro forma unaudited balance sheet was prepared assuming the distribution occurred on September 30, 2004 and includes "Pro Forma Adjustments" for transactions that occurred subsequent to September 30, 2000 as follows:

      (a) The Company is also assuming an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice. The note will bear interest at the rate of prime plus 2.0% per annum on the unpaid balance until paid or until default. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one Class B common stock share of SpeechSwitch, Inc., par value $.01 per share, for each dollar owed, (ii) the number of Class A common stock shares of SpeechSwitch calculated by dividing (x) the sum of the principal and interest that the Note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Series A common stock since the first advance of funds under this Note, or
            (iii) payment of the principal of this Note, before any repayment of interest.

NOTE 3.

      The pro forma unaudited statement of operations for the nine months ended September 30, 2004 was prepared assuming the distribution occurred on January 1, 2003 and includes "Pro Forma Adjustments" for transactions that would have occurred subsequent to January 1, 2003 as follows:

      (a) $63,000 in administrative services provided by iVoice, Inc. pursuant to an administrative service agreement between Speech Switch and iVoice, Inc.

      (b) $9,263 in interest at 6.5% per annum on $190,000 in outstanding amounts due to a related party being assumed by Speech Switch.

      The pro forma unaudited statement of operations for the year ended December 31, 2003 was prepared assuming the distribution occurred on January 1, 2003 and includes "Pro Forma

Adjustments" for transactions that would have occurred subsequent to January 1, 2003 as follows:

      (c) $84,000 in administrative services provided by iVoice, Inc. pursuant to an administrative service agreement between Speech Switch and iVoice, Inc. The administrative services agreement sets forth charges generally intended to allow the providing company to fully recover the allocated direct costs of providing the services, plus all out-of-pocket costs and expenses. In conjunction with the spin-off, Speech Switch has entered into a temporary administrative service agreement with iVoice. The agreement will terminate upon completion of the Distribution. However, if, following the Distribution, Speech Switch is unable to replace any or all of the services currently being provided by iVoice under the administrative service agreement, the administration service agreement will be continued with respect to those services on a month-to-month basis.

      (d) $12,350 in interest at 6.5% per annum on $190,000 in outstanding amounts due to a related party being assumed by Speech Switch.

      (e) Write off of $3,000,000 in intangible assets which were transferred from iVoice to Speech Switch and were subject to evaluation.

NOTE 4.

      The average number of shares of Speech Switch common stock used in the computation of basic and diluted net income per share was 10,000,100 for the nine months ended September 30, 2004 and the year ended December 31, 2003, based on a distribution ratio of one share of Speech Switch Class A common stock for every 874 shares of iVoice common stock. Since the Company is in a net loss position, all common stock equivalents are considered anti-dilutive and are therefore not included in the calculation of earnings per share.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

      SpeechSwitch's bylaws provide that it will indemnify a person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of SpeechSwitch) by reason of the fact that such person is or was a director or an officer of SpeechSwitch against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that that person reasonably believed to be in the best interests of SpeechSwitch and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. SpeechSwitch's bylaws also provide that it will indemnify a person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of SpeechSwitch to procure a judgment in its favor by reason of the fact that said person is or was a director or an officer of SpeechSwitch against expenses actually and reasonably incurred in connection with the defense or settlement of that action if that person acted in good faith, in a manner that that person reasonably believed to be in the best interests of SpeechSwitch and with such care, including reasonable inquiry, that such action would not be deemed grossly negligent on the part of such person.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. SpeechSwitch will pay all expenses in connection with this offering.

       Securities and Exchange Commission Registration Fee          $380
       Printing and Engraving Expenses                           $25,000
       Accounting Fees and Expenses                               $8,000
       Legal Fees and Expenses                                   $50,000
       Miscellaneous                                             $30,000
                                                                --------
       TOTAL                                                    $113,380
                                                                ========

Item 26. Recent Sales of Unregistered Securities

      In August 2004, the Company entered into an agreement with Sloan Securities Corporation to act as an agent for the private placement of secured convertible debentures to Cornell Capital Partners, L.P. Under the placement agent agreement, the Company agreed to issue to Sloan, on or about the date of effectiveness of the registration statement of which this prospectus is a part, a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part. On August 12 and _______, 2004, SpeechSwitch issued an aggregate of $800,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners. Each of the debentures are convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock as of the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures have a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures may be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures are secured by a first priority security interest in substantially all of the assets of SpeechSwitch. SpeechSwitch will issue an additional $200,000 of secured convertible debentures to Cornell Capital Partners on or about the date of effectiveness of the registration statement of which this prospectus is a part.

      Effective August 12, 2004, SpeechSwitch entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. Under this agreement, SpeechSwitch may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. SpeechSwitch will be entitled to commence drawing funds under this agreement when the resale of the Class A Common Stock issuable under the equity line of credit is registered with the Securities and Exchange Commission, and the equity line of credit will remain outstanding for two years thereafter. The purchase price for the shares will be equal to 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that SpeechSwitch delivers to Cornell Capital Partners a notice requiring it to advance funds to us. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. In addition, Cornell Capital Partners will receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective. To date, SpeechSwitch has not drawn down on the equity line of credit.

      In consideration of and exchange for the assets that SpeechSwitch will receive pursuant to the spin-off of the speech recognition software business, SpeechSwitch will issue 120 shares of Series A 5% Convertible Preferred Stock to iVoice. Each share of Series A 5% Convertible Preferred Stock has a stated value of $25,000 per share. Each share of Series A 5% Convertible Preferred Stock will be convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty-five percent (125%) of the closing bid price of the Class A Common Stock as of the conversion date or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date.

      SpeechSwitch has agreed to assume from iVoice upon the date of this prospectus an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney. This amount is related to funds loaned to iVoice and unrelated to the operations of SpeechSwitch. SpeechSwitch, for value received, will promise to pay to Mr. Mahoney the principal sum of $190,000 that will bear interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments will be due annually. All accrued interest becomes due on the date of any payment of the promissory note. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of SpeechSwitch, par value $0.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of SpeechSwitch calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest. SpeechSwitch has yet to record this liability on its financial statements, as the promissory note will not be assumed by SpeechSwitch until the effectiveness of the registration statement.

      We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act of 1933. SpeechSwitch made a determination in each case that the person to whom the securities were issued did not need the protections that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by SpeechSwitch, after approval by our legal counsel. SpeechSwitch believes that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. SpeechSwitch also believes that the investors had access to the same type of information as would be contained in a registration statement.

Item 27. Exhibits

No.                  Description
--------------       -----------------------------------------------------

3.1*                 Certificate of Incorporation of SpeechSwitch, Inc.

3.2*                 Amendment to Certificate Incorporation of SpeechSwitch,
                     Inc.

3.3*                 By-laws of SpeechSwitch, Inc.

4.1* Form of SpeechSwitch, Inc. 5% Secured Convertible Debenture due August 12, 2006 issued to Cornell Capital Partners, LP

5.1*                 Opinion of Meritz & Muenz LLP

10.1* Standby Equity Distribution Agreement, dated August 12, 2004, between Cornell Capital Partners, LP and SpeechSwitch, Inc.

10.2* Securities Purchase Agreement, dated August 12, 2004, between SpeechSwitch, Inc. and Cornell Capital Partners, LP.

10.3* Escrow Agreement, dated August 12, 2004, between SpeechSwitch, Inc. Cornell Capital Partners, LP and Butler Gonzalez LLP

10.4* Registration Rights Agreement, dated August 12, 2004, between SpeechSwitch, Inc. and Cornell Capital Partners, LP

10.5* Escrow Agreement, dated August 12, 2004, between SpeechSwitch, Inc., Cornell Capital Partners, LP. and Butler Gonzalez LLP

10.6* Investor Registration Rights Agreement, dated August 12, 2004, between SpeechSwitch, Inc. and Cornell
                     Capital Partners, LP.

10.7* Security Agreement, dated August 12, 2004, between SpeechSwitch, Inc. and Cornell Capital Partners, LP.

10.8* Employment Agreement, dated August 3, 2004, between SpeechSwitch, Inc. and Jerome Mahoney

10.9* Employment Agreement, dated as of November 8, 2004, between SpeechSwitch, Inc. and Bruce R. Knef

10.10* Administrative Services Agreement, dated August 1, 2004, between iVoice, Inc. and SpeechSwitch, Inc.

23.1                 Consent of Mendlowitz Weitsen, LLP

23.2*                Consent of Meritz & Muenz LLP

*     To be filed by amendment.


Item 28. Undertakings

The undersigned registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

            (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) Include any additional or changed material information on the plan of distribution;

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on November 12, 2004.

                                    SPEECHSWITCH, INC.

                                    By: /s/ Jerome R. Mahoney
                                       ---------------------------------
                                    Name:  Jerome R. Mahoney
                                    Title: Non-Executive Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                   TITLE                             DATE
---------                   -----                             ----

/s/ Jerome R. Mahoney       Non-Executive Chairman of         November 12, 2004
-----------------------     the Board
Jerome R. Mahoney

/s/ Bruce R. Knef           President (Principal              November 12, 2004
----------------------      Executive Officer) and Chief
Bruce R. Knef               Executive Officer (Principal
                            Accounting Officer)